                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           CITEL TECHNOLOGIES LIMITED,

                           MCK CANADA OPERATIONS INC.

                            CITEL TECHNOLOGIES INC.,

                       MCK COMMUNICATIONS, INC. (NEVADA),

                      MCK COMMUNICATIONS, INC. (DELAWARE),

                      MCK TELECOMMUNICATIONS INC. (CANADA),

                            DIGITAL TECHNIQUES, INC.

                                       AND

                            VERSO TECHNOLOGIES, INC.

                                JANUARY 21, 2005


                                                               EXECUTION VERSION

                                TABLE OF CONTENTS

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1.  DEFINITIONS...............................................................................................    2

2.  PURCHASE OF CERTAIN ASSETS................................................................................    8

    2.1         PURCHASED ASSETS..............................................................................    8

    2.2         EXCLUDED ASSETS...............................................................................    9

3.  ASSUMPTION OF CERTAIN LIABILITIES.........................................................................   10

    3.1         ASSUMED LIABILITIES...........................................................................   10

    3.2         EXCLUDED LIABILITIES..........................................................................   11

4.  CLOSING...................................................................................................   11

    4.1         CLOSING.......................................................................................   11

    4.2         PAYMENT OF PURCHASE PRICE.....................................................................   12

    4.3         CONVEYANCE OF ASSETS AND OTHER CLOSING DELIVERABLES...........................................   12

    4.4         ADJUSTMENT AMOUNT; PROCEDURE AND PAYMENT......................................................   14

    4.5         ALLOCATION OF PURCHASE PRICE AND ASSUMED LIABILITIES..........................................   15

5.  SELLERS' REPRESENTATIONS AND WARRANTIES...................................................................   16

    5.1         ORGANIZATION AND STANDING.....................................................................   16

    5.2         AUTHORIZATION AND BINDING OBLIGATION..........................................................   16

    5.3         ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS........................................   16

    5.4         TITLE TO AND CONDITION OF REAL PROPERTY.......................................................   17

    5.5         TITLE TO AND CONDITION OF PERSONAL PROPERTY...................................................   17

    5.6         CONTRACTS.....................................................................................   17

    5.7         INTELLECTUAL PROPERTY.........................................................................   18

    5.8         FINANCIAL STATEMENTS..........................................................................   20

    5.9         INSURANCE.....................................................................................   20

    5.10        PERSONNEL INFORMATION OF TRANSFERRED EMPLOYEES................................................   20

    5.11        EMPLOYEES AND LABOR RELATIONS MATTERS.........................................................   21

    5.12        LITIGATION AND ADMINISTRATIVE PROCEEDINGS.....................................................   22

    5.13        COMPLIANCE WITH LAWS..........................................................................   22

    5.14        INVENTORIES...................................................................................   22

    5.15        ABSENCE OF CERTAIN CHANGES....................................................................   23

    5.16        NO UNDISCLOSED LIABILITIES....................................................................   23

                                                               EXECUTION VERSION

                                       i

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    5.17        TAX MATTERS...................................................................................   24

    5.18        BROKERAGE.....................................................................................   25

    5.19        EMPLOYEE PLANS................................................................................   25

    5.20        ACCOUNTS RECEIVABLE...........................................................................   27

    5.21        WARRANTIES....................................................................................   27

    5.22        CUSTOMERS.....................................................................................   27

    5.23        ASSETS........................................................................................   27

    5.24        SOLVENCY......................................................................................   27

    5.25        DISCLOSURE....................................................................................   28

5A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PARENT.......................................................   28

    5A.1        ACCREDITED STATUS.............................................................................   28

    5A.2        DISCLOSURE....................................................................................   28

    5A.3        NO REGISTRATION...............................................................................   28

    5A.4        INVESTMENT FOR OWN ACCOUNT....................................................................   28

    5A.5        RESTRICTIVE LEGEND; TRANSFER AGENT INSTRUCTIONS...............................................   28

6.  REPRESENTATIONS AND WARRANTIES OF BUYERS..................................................................   29

    6.1         ORGANIZATION AND STANDING.....................................................................   29

    6.2         AUTHORIZATION AND BINDING OBLIGATION..........................................................   29

    6.3         ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS........................................   29

    6.4         BROKERAGE.....................................................................................   30

    6.5         LITIGATION AND ADMINISTRATIVE PROCEEDINGS.....................................................   30

    6.6         FINANCIAL STATEMENTS..........................................................................   30

    6.7         NO UNDISCLOSED LIABILITIES....................................................................   30

    6.8         DISCLOSURE....................................................................................   30

    6.9         FINANCING.....................................................................................   30

7.  COVENANTS OF BUYERS.......................................................................................   30

    7.1         PRIVACY COMPLIANCE............................................................................   30

    7.2         SATISFACTION OF CLOSING CONDITIONS............................................................   31

    7.3         OFFERS OF EMPLOYMENT..........................................................................   31

8.  COVENANTS OF SELLERS......................................................................................   31

    8.1         CONSENTS AND APPROVALS........................................................................   31

    8.2         NET RECEIVABLES REPORT........................................................................   31

    8.3         CHANGE OF NAME................................................................................   31

                                                               EXECUTION VERSION

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    8.4         SATISFACTION OF CLOSING CONDITIONS............................................................   31

9.  JOINT COVENANTS...........................................................................................   31

    9.1         PUBLIC ANNOUNCEMENTS..........................................................................   31

    9.2         EMPLOYEE MATTERS..............................................................................   31

    9.3         CERTIFICATE OF TAX AUTHORITIES................................................................   32

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS.............................................................   32

    10.1        CONSENTS AND FILINGS..........................................................................   32

    10.2        CLOSING DELIVERABLES..........................................................................   33

    10.3        ADVERSE PROCEEDINGS...........................................................................   33

    10.4        LIST OF TRANSFERRED EMPLOYEES.................................................................   33

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS............................................................   33

    11.1        CLOSING DELIVERABLES..........................................................................   33

    11.2        ADVERSE PROCEEDINGS...........................................................................   33

12. ADDITIONAL COVENANTS......................................................................................   33

    12.1        TRANSFER TAXES; EXPENSES......................................................................   33

    12.2        SVB CONSENT AND COLLATERAL RELEASE AGREEMENT..................................................   33

    12.3        CANADIAN TAX AUDIT............................................................................   34

    12.4        PAYMENT OF LIABILITIES........................................................................   34

    12.5        COOPERATION; FURTHER ASSURANCES...............................................................   34

    12.6        COVENANT NOT TO COMPETE.......................................................................   36

    12.7        TREATMENT OF PROPRIETARY INFORMATION AND CONFIDENTIAL INFORMATION.............................   36

    12.8        NON-ASSIGNABLE CONTRACTS......................................................................   36

    12.9        INFORMATION COVENANTS.........................................................................   37

    12.10       COVENANT REGARDING CERTAIN  EMPLOYEES.........................................................   37

    12.11       REMAINING CONTRACTS...........................................................................   38

    12.12       CANADIAN TAX ELECTIONS........................................................................   39

13. INDEMNIFICATION...........................................................................................   39

    13.1        SELLERS' AGREEMENT TO INDEMNIFY...............................................................   39

    13.2        BUYERS' AGREEMENT TO INDEMNIFY................................................................   39

    13.3        INDEMNIFICATION PROCEDURE.....................................................................   39

    13.4        INDEMNIFICATION THRESHOLDS AND LIMITATIONS....................................................   41

    13.5        SETOFF RIGHT..................................................................................   42

    13.6        INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE..........................   44
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                                                               EXECUTION VERSION


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    13.7        NO CONSEQUENTIAL DAMAGES......................................................................   44

14. [INTENTIONALLY OMITTED]...................................................................................   44

15. OTHER PROVISIONS..........................................................................................   44

    15.1        BENEFIT AND ASSIGNMENT........................................................................   44

    15.2        ENTIRE AGREEMENT..............................................................................   44

    15.3        GOVERNING LAW.................................................................................   44

    15.4        NOTICES.......................................................................................   44

    15.5        COUNTERPARTS..................................................................................   46

    15.6        SEVERABILITY..................................................................................   46

    15.7        WAIVERS.......................................................................................   46

    15.8        ENFORCEMENT OF AGREEMENT......................................................................   47

    15.9        CONSTRUCTION AND INTERPRETATION...............................................................   47

                                                               EXECUTION VERSION

                                  Exhibit Index

Exhibit A-1:    Assignment and Assumption Agreement (U.K.)

Exhibit A-2     Assignment and Assumption Agreement (U.S.)

Exhibit A-3     Assignment and Assumption Agreement (Canada)

Exhibit B-1:    Bill of Sale (U.K.)

Exhibit B-2:    Bill of Sale (U.S.)

Exhibit B-3:    Bill of Sale (Canada)

Exhibit C-1:    Form of 6% Secured Convertible Promissory Note

Exhibit C-2:    Form of Security Agreement

Exhibit D-1:    Form of U.S. Employment Offer Letter

Exhibit D-2:    Form of Canada Employment Offer Letter

Exhibit D-3:    Form of U.S. Security and Confidentiality Agreement

Exhibit D-4:    Form of Canada Security and Confidentiality Agreement

Exhibit E-1:    Form of Opinion of Counsel to Verso, MCK-DE, MCK-NV, and DTI

Exhibit E-2:    Form of Opinion of Counsel to MCK-Canada

Exhibit F-1:    Form of Opinion of Counsel to CITEL (U.S.)

Exhibit F-2:    Form of Opinion of Counsel to CITEL (Canada)

Exhibit F-3:    Form of Opinion of Counsel to CITEL (U.K.)

Exhibit G:      Copyright Assignment Agreement

Exhibit H:      Domain Name Assignment Agreement

Exhibit I:      Patent Application Assignment Agreement

Exhibit J:      Trademark Assignment Agreement

                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("AGREEMENT"), dated January 21, 2005, is by and among CITEL Technologies Limited, a company organized under the laws of England and Wales ("CITEL (U.K.)"), CITEL Technologies, Inc., a Delaware corporation ("CITEL (U.S.)"), and MCK Canada Operations Inc., a company organized under the laws of the Province of British Columbia ("CITEL (CANADA)") (each of the foregoing parties is referred to herein as a "BUYER" and collectively as the "BUYERS"),

and

MCK Communications, Inc., a Nevada corporation ("MCK-NV"), MCK Communications, Inc., a Delaware corporation ("MCK-DE"), MCK Telecommunications, Inc., a company organized under the laws of Yukon ("MCK CANADA"), Digital Techniques, Inc., a Texas corporation ("DTI"), and Verso Technologies, Inc., a Minnesota corporation ("PARENT") (each of the foregoing parties is referred to herein as a "SELLER" and collectively as the "SELLERS").

                                    RECITALS

      A Sellers own certain assets that can be used to allow (i) legacy digital business telephone handsets to be used in a distributed voice network using public/private IP-based, circuit-switched, frame relay or wireless technology networks, and (ii) products that enable call recording of legacy business telephone systems in non packet environments (the "MCK BUSINESS").

      B Sellers desire to sell, transfer, assign, deliver and otherwise convey to Buyers, and Buyers desire to purchase from Sellers, all of the right, title and interest of Sellers in, to and under the Assets (as defined below), and to assume specified liabilities, of the MCK Business, on the terms and subject to the conditions set forth herein.

      C Sellers and Buyers desire to make certain representations, warranties, covenants, and agreements in connection with the transactions contemplated herein.

                                                               EXECUTION VERSION

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises and covenants contained herein, the parties agree as follows:

      1. DEFINITIONS. The following terms will have the following meanings:

      "ACCOUNTS RECEIVABLE" means all trade accounts receivable (whether or not invoiced) and other rights to payment from Sellers' customers, re-sellers, distributors, and licensees that relate to the MCK Business, including any claims, credits, refunds, offsets, back charges or similar other amounts owing to Sellers, and the full benefit of all security for such accounts or rights to payment.

      "ACTUAL VALUE" is defined in Section 4.4(d)(iii).

      "ADJUSTMENT AMOUNT" means the adjustment to the Purchase Price, as more fully specified in Section 4.4.

      "ASSETS" means the assets to be purchased and transferred to Buyers hereunder, as more fully specified in Section 2.1.

      "ASSIGNMENT AND ASSUMPTION AGREEMENTS" means the assignment and assumption agreements attached as Exhibits A-1 through A-3 hereto, pursuant to which, as of the Closing, Sellers will assign to Buyers, and Buyers will accept and assume, all of Sellers' rights and obligations with respect to the Assumed Liabilities referenced in such agreements.

      "ASSUMED PAYABLES" means accrued warranty costs, deferred service revenue, and deferred stock rotation, as set forth on the Balance Sheet, the Net Receivables Report, and the Closing Financial Statements, as the case may be.

      "ASSUMED LIABILITIES" means the Liabilities of Sellers to be assumed by Buyers hereunder, as more fully specified in Section 3.1.

      "BALANCE SHEET" means the unaudited December 31, 2004 balance sheet of the MCK Business described in Section 5.8.

      "BILLS OF SALE" means the bills of sale attached as Exhibits B-1 through B-3 hereto, effecting the sale, transfer, assignment, and conveyance by Sellers of the Assets to Buyers at the Closing.

      "BUYER INDEMNIFIED PARTIES" means Buyers and each of their respective officers, directors, agents, employees, affiliates, and representatives.

      "CLAIM" means any claim for indemnification under Section 13.

      "CLAIM NOTICE" means a written notice of any Claim.

                                                               EXECUTION VERSION

      "CLOSING" means the closing described in Section 4.1.

      "CLOSING NET RECEIVABLES" means (a) all Accounts Receivable that are outstanding and aged less than 45 days as of the Closing Date, less (b) any Assumed Payables, as calculated from the face of the Closing Financial Statements.

      "CLOSING DATE" means the date described in Section 4.1.

      "CLOSING FINANCIAL STATEMENTS" means the unaudited balance sheet and statements of income and expense of the MCK Business as of and for the period ended the Closing Date.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPUTER SOFTWARE" means computer software programs (in object code and source form), databases, and all documentation related thereto, in each case related to the MCK Business.

      "CONFIDENTIAL INFORMATION" means any information relating to the MCK Business provided to or received by any Seller from a third party pursuant to an obligation to keep such information confidential.

      "CONTRACTS" means all contracts, agreements, Licenses, leases, and all other consensual obligations, promises or undertakings, written or oral, of a Seller or to which a Seller is a party, relating to the MCK Business.

      "CONVERSION SHARES" means the shares of capital stock of CITEL (U.K.) that are issuable upon conversion of the Note.

      "COPYRIGHTS" means U.S. and foreign registered and unregistered copyrights (including those in Computer Software), rights of publicity, and all registrations and applications to register the same relating to the MCK Business.

      "DOLLARS" or "$" means United States Dollars.

      "DOMAIN NAMES" means Internet domain name registrations and Internet domain name registration applications relating to the MCK Business.

      "EMPLOYEE BENEFIT PLANS" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA; any pension, profit sharing, retirement, stock purchase, severance, termination pay, wages, overtime, deferred or incentive compensation, commissions, bonus, stock appreciation right, stock option or other equity based, paid or personal time off, vacation, holiday pay, sick pay, other paid leave, disability, hospitalization, healthcare, dental care, life insurance, accidental death and dismemberment coverage, medical insurance or other fringe benefit plan, program, policy, employee handbook or manual, arrangement, agreement or commitment; and any employment or change of control agreement, in each case only to the extent that employees of the MCK Business may participate in or receive benefits under any such Employee Benefit Plan.

                                                               EXECUTION VERSION

      "ENCUMBRANCE" means any charge, claim, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership.

      "ENVIRONMENTAL MATTERS" means, as the context may require, any federal, state, provincial, municipal or local tax, rule, regulation, ordinance, statute, guideline, standard, order, license, permit, judgment or award relating to pollution of the ambient environment, including matters relating to air, water or soil quality, or the handling, storage, release or disposal of hazardous substances, or compliance with any of the foregoing, or both.

      "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

      "ESTIMATED NET RECEIVABLES" means (a) all Accounts Receivable that are outstanding and aged less than 45 days as of the date of the Net Receivables Report, less (b) any Assumed Payables as of the date of the Net Receivables Report, as calculated from the face of the Net Receivables Report.

      "EXCLUDED ASSETS" is defined in Section 2.2.

      "EXCLUDED CONTRACT" is defined in Section 12.11.

      "EXCLUDED LIABILITIES" is defined in Section 3.2.

      "FINANCIAL STATEMENTS" is defined in Section 5.8.

      "GOVERNMENTAL BODY" means any federal, state, local, municipal, foreign or other government; governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or any official of any of the foregoing.

      "HIGH VALUE" is defined in Section 4.4(d)(ii).

      "INDEMNIFIED PARTIES" means the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be.

      "INDEPENDENT ACCOUNTANTS" means a firm of independent certified accountants mutually agreeable to CITEL (U.S.) and Parent. In the event the parties cannot mutually agree, Citel (U.S.) and Parent shall each select a firm of independent certified accountants who shall jointly select a third firm, which such firm shall serve as the Independent Accountants.

      "INTELLECTUAL PROPERTY" means Trademarks, Patents, Copyrights, Trade Secrets, and Domain Names.

                                                               EXECUTION VERSION

      "INTELLECTUAL PROPERTY ASSIGNMENTS" means the copyright assignment agreement, domain name assignment agreement, patent application assignment agreement, and trademark assignment agreement, all to be executed by Sellers and dated as of the Closing Date, attached as Exhibits G, H, I and J hereto.

      "INVENTORIES" means all inventories of Sellers related to the MCK Business, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Sellers in the production of finished goods.

      "KNOWLEDGE" (whether or not capitalized) means, with respect to any Seller, the actual knowledge of Steven A. Odom, Lewis Jaffe, Juliet M. Reising, David P. Ryan, Ann Doyle, Larry Schwartz, Leslie Gersack, Julie Frye or Patrick Curley of a fact or matter, or the knowledge that any such person reasonably could be expected to discover or otherwise become aware in the course of performing his or her customary duties on behalf of Sellers, or any of them, regarding the accuracy or any representation or warranty contained in this Agreement.

      "LIABILITIES" means all debts, claims, actions, grievances, complaints, liabilities, obligations, losses, damages, deficiencies, fines, penalties, costs and expenses and interest of every kind and nature, whether liquidated or unliquidated, direct or indirect, absolute, accrued, contingent or otherwise, regardless of when such debt, claim, actions, grievances, complaints, liability, obligation, loss, damage, deficiency, fine, penalty, interest, cost or expense arose or might arise.

      "LICENSE" means any license or agreement pursuant to which a Seller has acquired rights in or to any Trademarks, Patents, Copyrights, Trade Secrets, Domain Names or Computer Software, in all cases limited to those related to the MCK Business, or license or agreement pursuant to which a Seller has licensed or transferred the right to use any of the foregoing.

      "LOW VALUE" is defined in Section 4.4(d)(i).

      "MCK PRODUCTS" means the products (and any versions thereof) manufactured by or on behalf of, and sold by, Sellers in the conduct of the MCK Business as of the Closing Date, as set forth on Schedule 1.

      "NET RECEIVABLES REPORT" means an accurate and complete Accounts Receivable aging report and corresponding report of Assumed Payables, reflecting such accounts and payables as of a date within five business days of the Closing Date.

      "NON-ASSIGNABLE CONTRACTS" means a Contract that cannot be assigned to Buyers without the consent of a third party by reason of its terms and for which the required consent has not been obtained prior to the Closing Date.

      "NOTE" means a 6% secured convertible promissory note in substantially the form attached as Exhibit C-1 hereto.

      "OEMW" is defined in Section 2.1(n).

                                                               EXECUTION VERSION

      "OEMW OPEN ORDERS" is defined in Section 2.1(n).

      "PATENTS" means issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and similar statutory rights, in all cases limited to those related to the MCK Business.

      "PERMITTED ENCUMBRANCE" means (a) minor imperfections of title that do not detract from the value or impair the use of any Asset; (b) liens for Taxes not yet due or which are being contested in good faith by appropriate action and as to which adequate reserves have been set aside in the Financial Statements (as defined in Section 5.8) in accordance with generally accepted accounting principles; and (c) statutory liens of mechanics, materialmen, warehousemen or carriers and similar liens arising by operation of law in the ordinary course of business for sums not yet due or being contested in good faith and as to which adequate reserves have been set aside in the Financial Statements (as defined in Section 5.8) in accordance with generally accepted accounting principles.

      "PERSON" means an individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, and Governmental Body.

      "PERSONAL INFORMATION" means information about an identifiable individual, excluding business contact information when collected, used or disclosed for the purposes of contacting an individual in that individual's capacity as an employee or an official of a Person and for no other purpose.

      "POST-CLOSING ASSET" means an asset of Sellers relating to the MCK Business that is not an Asset, the existence of which is discovered by Buyers or Sellers after execution of this Agreement or, if the existence of such asset was known prior to execution of this Agreement (such as, by way of example, an Excluded Contract), is determined by Buyers after Closing to be material to the MCK Business and subject to assignment and transfer to Buyers in accordance with
Section 12.5(d).

      "PROPRIETARY INFORMATION" means information not readily available in the public domain or already known to the recipient that is of such a nature or that is conveyed in such a way that a reasonable recipient would understand that the disclosing party considered the information to be proprietary. Information may be proprietary even if no formal claim to that effect is made by the disclosing party but the burden of proof that information is proprietary is on the disclosing party. The term proprietary information refers to specific items of information furnished by one party to the other and does not include, without more, a general increase in the understanding of one party of the nature of the business of the other.

      "PURCHASE AGREEMENTS" means, collectively, this Agreement, the Assignment and Assumption Agreements, the Intellectual Property Assignments, and the Bills of Sale.

      "PURCHASE PRICE" means the consideration delivered to Sellers by Buyers pursuant to Section 4.2, as adjusted pursuant to Section 4.4.

                                                               EXECUTION VERSION

      "REGISTERED INTELLECTUAL PROPERTY" means all Patents, registered Copyrights and Copyright applications, registered Trademarks and Trademark applications, and Domain Names owned by Sellers that relate to the MCK Business.

      "SALES ORDERS" is defined in Section 2.1.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SELLER INDEMNIFIED PARTIES" means Sellers and each of their respective officers, directors, agents, employees, affiliates, and representatives.

      "TAX" OR "TAXES" means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Body, under any applicable Tax Legislation, including federal, state, territorial, municipal and local, foreign or other income, gross receipts, license, severance, stamp, occupation, capital, goods and services, sales, use, consumption, excise, value-added, business, real property, personal property, transfer, franchise, withholding, payroll, or employer health taxes, customs, import, anti-dumping, or countervailing duties, employment insurance premiums, Canada pension plan contributions, and workers' compensation payments, alternative or add-on minimum, or any other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalties and fines associated therewith.

      "TAX LEGISLATION" means, collectively, the Code and all federal, state, municipal, foreign, or other statutes imposing a Tax, including all treaties, conventions, rules, regulations, orders, and decrees of any jurisdiction.

      "TAX RETURNS" means any return, declaration, report, election, claim for refund, information return or statement or other document required to be filed under the provisions of any Tax Legislation and any tax forms required to be filed, whether in connection with a Tax Return or not, under any provisions of any applicable Tax Legislation.

      "TRADEMARKS" means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same, in each case that relate to the MCK Business.

      "TRANSFERRED EMPLOYEE" means an employee or consultant listed on Schedule
5.10 who is being made an offer of employment in accordance with Section 9.2.

      "TRANSFERRED INFORMATION" means the Canadian Personal Information to be disclosed or conveyed to Buyers or any of its representatives or agents by or on behalf of Sellers as a result of or in conjunction with the transactions contemplated herein, and includes all such Canadian Personal Information disclosed to Buyers during the period leading up to and including the completion of the transactions contemplated herein.

      "TRADE SECRETS" means all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business information, that relate to the MCK Business.

                                                               EXECUTION VERSION

      2. PURCHASE OF CERTAIN ASSETS

            2.1 PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement and pursuant to the Bills of Sale, the Assignment and Assumption Agreements, and the Intellectual Property Assignments, at the Closing Sellers will sell, assign, transfer, deliver, and otherwise convey to Buyers, and Buyers will purchase, acquire, and accept from Sellers, free and clear of any Encumbrances except for Permitted Encumbrances, all of Sellers' right, title, and interest in and to all of Sellers' property and assets, personal or mixed, tangible and intangible, of every kind and description, related to and used in the conduct of the MCK Business (but excluding all Excluded Assets), including the following:

                  (a) all Accounts Receivable, including those set forth in the Net Receivables Report, as attached on Schedule 2.1(a);

                  (b) all prepaid expenses, as listed on Schedule 2.1(b), and the proceeds of any insurance coverage in respect of an Asset or an Assumed Liability;

                  (c) all leasehold interests in the real property listed on
      Schedule 2.1(c);

                  (d) all tangible personal property, including all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by Sellers (wherever located and whether or not carried on Sellers' books), together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto, as listed on Schedule 2.1(d);

                  (e) all Inventories, as listed on Schedule 2.1(e);

                  (f) all Trademarks, Copyrights, and Patents, as listed on
      Schedule 2.1(f), together with any related, legally subsisting rights to use any of the foregoing and all other rights in, to and under the foregoing in all countries in which such rights legally subsist;

                  (g) all other intangible assets, including all inventions, shop rights, know-how, Trade Secrets, Domain Names, improvements, processes, formulae, Computer Software, Proprietary Information, specifications and ideas, whether patentable or not, and all drawings, records, books or other indicia, however evidenced, of all of the foregoing, as listed on Schedule 2.1(g), together with any related, legally subsisting rights to use any of the foregoing and all other rights in, to and under the foregoing in all countries in which such rights legally subsist;

                  (h) all creative materials, including photographs, films, art work, color separations and the like, advertising and promotional materials and all other printed or written materials, in each case to the extent related to the MCK Business;

                                                               EXECUTION VERSION

                  (i) all policies of insurance and rights thereunder, rights of indemnity from third parties, standby commitments of third parties and other similar rights of every kind and nature, as listed on Schedule 2.1(i);

                  (j) the Contracts listed on Schedule 2.1(j) and the Confidential Information incident thereto;

                  (k) the right to receive mail and other communications addressed to Sellers, including mail and communications from customers, suppliers, distributors, licensors, licensees, agents and others, but excluding mail and other communications relating solely to Excluded Assets or Excluded Liabilities;

                  (l) all lists and records pertaining to customers, suppliers, distributors, licensors, licensees, resellers, end-users, business partners, personnel, and agents (including original invoices relating to Accounts Receivable and associated evidence of order and shipping) and all other books, ledgers, files, documents, correspondence, and business records of every kind and nature, other than records (i) required by law to be retained by Sellers, copies of which have been furnished to Buyer at or before the Closing, (ii) having no relation to the MCK Business; (iii) relating to current litigation not assumed by Buyer, copies of which have been furnished to Buyer at or before the Closing; and (iv) relating exclusively to Excluded Assets or Excluded Liabilities;

                  (m) all claims, refunds, credits, causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature, other than those (i) associated with Excluded Assets or Excluded Liabilities or (ii) having no relation to the MCK Business;

                  (n) all rights under all outstanding purchase orders issued to OEMW Worldwide, LLC ("OEMW") that are unfulfilled (in whole or in part) as of the Closing (the "OEMW OPEN ORDERS"), as set forth on Schedule 2.1(n)(i), and all outstanding sales orders as set forth on Schedule 2.1(n)(ii) ("SALES ORDERS"); and

                  (o) all goodwill as a going concern and all goodwill associated with the Assets described in Sections 2.1(f), 2.1(g), and 2.1(h).

            2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Sellers (collectively, the "EXCLUDED ASSETS") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Sellers after the Closing:

                  (a) Sellers' cash, cash equivalents, bank accounts, securities, short-term investments, and all other instruments and interests of a similar nature;

                  (b) the outstanding capital stock of Parent's subsidiaries, including MCK-NV, MCK-DE, MCK-Canada, and DTI;

                                                               EXECUTION VERSION

                  (c) Sellers' minute books, charter documents, corporate stock record books, and such other books and records as pertain to the organization, existence or share capitalization of Sellers or as are necessary to enable Sellers to file their Tax Returns; provided, however, that such books and records will be maintained in existence and made available to Buyers for not less than six years following the Closing Date;

                  (d) copies of such other records that relate to the MCK Business as Sellers may deem reasonably necessary to permit Sellers to prepare financial statements and Tax Returns, respond to any tax audits or inquires and to defend claims, demands, disputes, arbitrations, and other legal proceedings with respect to the MCK Business;

                  (e) all rights in and assets of Sellers' Employee Benefits Plans;

                  (f) the Non-assignable Contracts;

                  (g) the Excluded Contracts and any other Contracts not listed on Schedule 2.1(j), except those that are Post-Closing Assets;

                  (h) those properties and assets specified on Schedule 2.2; and

                  (i) all Assets owned by the Parent other than those that are
      (i) used exclusively for the MCK Business or (ii) necessary to conduct the MCK Business in the manner presently conducted by Sellers and are located in the Needham, Massachusetts or Calgary, Alberta facilities of Sellers.

      3. ASSUMPTION OF CERTAIN LIABILITIES

            3.1 ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyers will assume and agree to pay, defend, discharge, and perform as and when due only the following Liabilities of Sellers (the "Assumed Liabilities"):

                  (a) any Liability arising after the Closing Date under the Contracts that are included among the Assets, other than any Liability arising out of or relating to a Seller's breach of such Contract that occurred on or before the Closing Date;

                  (b) all accrued warranty obligations and deferred service revenue under the Contracts specified on Schedule 3.1(b);

                  (c) all stock rotation obligations under the Contracts specified on Schedule 3.1(c), where the amount of such obligation is determined by reference to the historical product cost for the inventory required to satisfy such stock rotation obligation); and

                  (d) all Liabilities arising out of or relating to the OEMW Open Orders and the Sales Orders.

                                                               EXECUTION VERSION

            3.2 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary herein, Buyers are not assuming and shall not become responsible for any Liability of any Seller of whatever nature, whether presently in existence or arising hereafter, including any Liability incurred in connection with, arising out of, or related to the ownership or use of any of the Assets or the conduct of the MCK Business on or before the Closing Date, except as otherwise set forth in this Agreement. In particular, Sellers shall remain liable for all, and Buyers shall have no obligation or responsibility for any, Liabilities relating to:

                  (a) any Employee Benefit Plan of Sellers, or any multiemployer plan (as defined under section 4001(a)(3) of ERISA) to which Sellers or any member of the same controlled group (as defined under Code section 414(b) or (c)) that includes Sellers;

                  (b) any Transferred Employee for any period before the date on which such Transferred Employee becomes an employee of a Buyer (and, for greater certainty, Sellers shall remain liable for any Liability for any Transferred Employee who does not accept Buyers' offer of employment);

                  (c) all Taxes applicable to the MCK Business and the Assets to the extent attributable to taxable years or periods (or portions thereof) ending on or before the Closing Date;

                  (d) any employee, consultant, officer, director or former employee of Sellers who is not a Transferred Employee, whether such Liability arose before or after the Closing;

                  (e) the Non-assignable Contracts and the Excluded Contracts;

                  (f) Post-Closing Assets unless and until Buyers assume the Liabilities thereunder pursuant to Section 12.5(d);

                  (g) Subject to Section 3.2(f), any Contracts not listed on
      Schedule 2.1(j);

                  (h) any matter listed on Schedule 5.7(e), Schedule 5.12 or
      Schedule 5.17;

                  (i) any other Liability that is neither set forth in a Schedule to this Agreement nor listed in this Section 3.2, except as otherwise set forth in this Agreement.

      All such Liabilities other than the Assumed Liabilities are referred to herein as the "EXCLUDED LIABILITIES" and shall be retained by and remain Liabilities of Sellers.

      4. CLOSING

            4.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Stoel Rives LLP, 36th Floor, One Union Square, Seattle, Washington, at a mutually acceptable time on the second business day after the date on

                                                               EXECUTION VERSION
which all of the conditions set forth in Sections 10 and 11 have been satisfied or waived, or at such other time or place as the parties may agree (the "CLOSING DATE").

            4.2 PAYMENT OF PURCHASE PRICE. At the Closing, Buyers will deliver to Sellers the Purchase Price as follows:

                  (a) an amount in cash equivalent to 75% of the Estimated Net Receivables; and

                  (b) one or more Notes in the aggregate principal amount of three million five hundred thousand dollars ($3,500,000).

All cash payments required by this Section 4 will be made by wire transfer of immediately available funds denominated in dollars in accordance with wire transfer instructions provided to Buyers before Closing. The Purchase Price shall be subject to adjustment as set forth in Section 4.4.

            4.3 CONVEYANCE OF ASSETS AND OTHER CLOSING DELIVERABLES. At the Closing, each party shall deliver to the other parties such documents, certificates, schedules, agreements, and instruments contemplated by this Agreement. In particular:

                  (a) Sellers shall deliver to Buyers:

                        (i) the Bills of Sale, Assignment and Assumption
            Agreements, and Intellectual Property Assignments, each duly executed by Sellers;

                        (ii) a certificate executed by Sellers as to the
            accuracy and completeness of their representations and warranties as of the date of this Agreement and as of the Closing and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing;

                        (iii) a certificate of the Secretary of each Seller
            certifying, as complete and accurate as of the Closing, attached copies of the charter documents of each Seller, certifying and attaching all requisite resolutions or actions of such Seller's board of directors and shareholders, as applicable, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and certifying to the incumbency and signature of the officer of Seller executing this Agreement and any other document relating to the transactions contemplated herein;

                        (iv) the opinions of counsel to Sellers substantially in
            the forms attached as Exhibit E-1 and Exhibit E-2 hereto;

                        (vi) such other deeds, bills of sale, assignments,
            certificates of title, documents, and other instruments of transfer and conveyance as may

                                                               EXECUTION VERSION
            reasonably be requested by Buyers, each in form and substance reasonably satisfactory to Buyers and its legal counsel and duly executed by Sellers; and

                        (vii) a properly completed Internal Revenue Service Form
            W-9, Request for Taxpayer Identification Number and Certification, or valid substitute or successor form (or Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, or other applicable Form W-8 in the case of a Seller that is not a U.S. person) showing that no federal income tax withholding is required with respect to payments of interest pursuant to the Note.

                  (b) Buyers shall deliver to Sellers:

                        (i) the cash portion of the Purchase Price, as set forth
            in Section 4.2(a);

                        (ii) the Note, duly executed by CITEL (U.K.) and CITEL
            (U.S.);

                        (iii) the Security Agreement, duly executed by CITEL
            (U.K.) and CITEL (U.S.);

                        (iv) counterparts of the Assignment and Assumption
            Agreements, duly executed by Buyers;

                        (v) a certificate executed by Buyers as to the accuracy
            and completeness of their representations and warranties as of the date of this Agreement and as of the Closing and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing;

                        (vi) a certificate of the Chief Executive Officer or
            Secretary of each Buyer certifying, as complete and accurate as of the Closing, attached copies of the charter documents of each Buyer, certifying and attaching all requisite resolutions or actions of such Buyer's board of directors, shareholders, and members, as applicable, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and certifying to the incumbency and signature of the officer of such Buyer executing this Agreement and any other document relating to the transactions contemplated herein;

                        (vii) the opinions of counsel to Buyers substantially in
            the forms attached as Exhibit F-1, Exhibit F-2, and Exhibit F-3 hereto; and

                        (viii) such other assignments, documents, and other
            instruments of assumption as may reasonably be requested by Sellers, each in form and substance reasonably satisfactory to Sellers and its legal counsel and duly executed by Buyers.

                                                               EXECUTION VERSION

            4.4 ADJUSTMENT AMOUNT; PROCEDURE AND PAYMENT.

                  (a) The Adjustment Amount (which may be a positive or negative number) will be equal to 75% of the amount determined by subtracting the Closing Net Receivables from the Estimated Net Receivables. If the difference between the Closing Net Receivables and Estimated Net Receivables is positive, the Adjustment Amount shall be deducted from the outstanding principal amounts owing under the Note in order of maturity. If the Adjustment Amount is negative, Buyers shall pay the Adjustment Amount in cash to Sellers. Within three business days after the calculation of the Closing Net Receivables becomes binding and conclusive on the parties pursuant to Section 4.4(c) or 4.4(d), Buyers shall setoff the Adjustment Amount against the Note or make the cash payment, as the case may be, provided for in this Section 4.4(a).

                  (b) Buyers shall prepare the Closing Financial Statements of the MCK Business as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date on the same basis and applying the same accounting principles, policies and practices that were used in preparing the accounts reflected in the Balance Sheet that are applicable to the determination of the Adjustment Amount, including the principles, policies and practices set forth on Schedule 4.4(b). Buyers shall then determine the Closing Net Receivables based on the Closing Financial Statements using the same methodology as was used to calculate the Estimated Net Receivables. Subject to Sellers' satisfaction of their obligations under Section 12.5, Buyers shall deliver the Closing Financial Statements and the determination of the Closing Net Receivables to Sellers within 30 days after the Closing Date.

                  (c) If within 15 business days following delivery of the Closing Financial Statements and the Closing Net Receivables calculation Sellers have not given Buyers written notice of their objection as to the Closing Net Receivables calculation (which notice shall state the basis of Sellers' objection), then the Closing Net Receivables calculated by Buyers shall be binding and conclusive on the parties and be used in determining the Adjustment Amount.

                  (d) If Sellers give Buyers such notice of objection, and if Sellers and Buyers fail to resolve the issues outstanding with respect to the Closing Financial Statements and the calculation of the Closing Net Receivables within 15 business days of Buyers' receipt of Sellers' objection notice, then within five business days thereafter, Sellers and Buyers shall submit the issues remaining in dispute to the Independent Accountants for resolution, applying the principles, policies, and practices referred to in Section 4.4(b). If issues are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Sellers and Buyers within 60 days of the submission to the

                                                               EXECUTION VERSION

      Independent Accountants of the issues remaining in dispute, shall be final, binding, and conclusive on the parties and shall be used in the calculation of the Closing Net Receivables; and (iii) Sellers and Buyers will bear the fees and costs of the Independent Accountants for such determination as follows:

                        (i) if the Independent Accountants resolve all of the
            objections with respect to the Closing Net Receivables in favor of Buyers' position (the Closing Net Receivables so determined is referred to herein as the "LOW VALUE"), then Sellers will, jointly and severally, be responsible for all of the fees and expenses of the Independent Accountants;

                        (ii) if the Independent Accountants resolve all of the
            objections with respect to the Closing Net Receivables in favor of Sellers' position (the Closing Net Receivables so determined is referred to herein as the "HIGH VALUE"), then Buyers will, jointly and severally, be responsible for all of the fees and expenses of the Independent Accountants; and

                        (iii) if the Independent Accountants neither resolve all
            of the objections with respect to the Closing Net Receivables in favor of Buyers' position nor resolve all of the objections with respect to the Closing Net Receivables in favor of Sellers' position (the Closing Net Receivables so determined is referred to herein as the "ACTUAL VALUE"), then Sellers will, jointly and severally, be responsible for that fraction of the fees and expenses of the Independent Accountants equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and Buyers will, jointly and severally, be responsible for the remainder of the fees and expenses of the Independent Accountants.

            4.5 ALLOCATION OF PURCHASE PRICE AND ASSUMED LIABILITIES

                  (a) As soon as practicable after the Closing, Buyers shall deliver to Sellers a statement setting forth the allocation of the Purchase Price and the Assumed Liabilities (the "ALLOCATION") among the Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder (and any similar provision of state, local or foreign law, as applicable). Sellers shall have a period of 15 business days after the delivery of the Allocation to present in writing to Buyers notice of any objections Sellers may have to the allocation set forth therein. Unless Sellers timely object, the Allocation shall be binding on the parties without further adjustment.

                  (b) If Sellers shall raise any objections within the 15 business day period, Buyers and Sellers shall negotiate in good faith and use their commercially reasonable efforts to resolve such dispute. If the parties fail to agree within five business days after the delivery of Sellers' notice, then the disputed items shall be resolved by the Independent Accountants, which shall resolve the dispute within 20 business days of having the item referred to it. The costs, fees, and expenses of the Independent Accountants shall be borne equally by Sellers and Buyers.

                                                               EXECUTION VERSION

                  (c) Any adjustment made with respect to the Purchase Price pursuant to Section 4.4 of this Agreement shall be allocated in accordance with the determination mutually agreed by Sellers and Buyers. In the event that an agreement over allocation is not reached within five business days after the determination of the Adjustment Amount pursuant to Section 4.4, the disputed item(s) shall be resolved pursuant to Section 4.5(b).

                  (d) Sellers and Buyers shall report an allocation of the Purchase Price and Assumed Liabilities among the Assets in a manner entirely consistent with the Allocation (including any adjustment made pursuant to Section 4.5(c)), and shall act in accordance with such Allocation in the preparation of financial statements and the timely filing of all Tax Returns (including, without limitation, filing Form 8594 with its Federal Income Tax Return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto. No later than 10 business days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

      5. SELLERS' REPRESENTATIONS AND WARRANTIES. Each Seller, jointly and severally, represents and warrants to Buyers as follows:

            5.1 ORGANIZATION AND STANDING. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or continuation. Each Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect upon the MCK Business or any of the Assets. Each Seller has full corporate power and authority to own or lease its properties and to carry on the MCK Business as now being conducted.

            5.2 AUTHORIZATION AND BINDING OBLIGATION. Each Seller has full corporate power and authority to execute and deliver the Purchase Agreements and perform its obligations thereunder. The execution, delivery, and performance of the Purchase Agreements by each Seller have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

            5.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth on Schedule 5.3, the execution, delivery and performance of the Purchase Agreements by Seller (a) do not require (i) the consent, approval or authorization of any Governmental Body having jurisdiction over any Seller or of any third party or (ii) the submission or filing of any notice, report or other filing with any Governmental Body having jurisdiction over any Seller; (b) will not violate any provisions of any Seller's charter documents; (c) will not violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Body applicable to any Seller; (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the

                                                               EXECUTION VERSION
terms, conditions, or provisions of, or constitute any default under any Contract or permit to which any Seller is subject or by which any property of Seller is bound or affected; and (e) will not result in the creation of any Encumbrance on any of the Assets.

            5.4 TITLE TO AND CONDITION OF REAL PROPERTY. No Seller owns any real property. Schedule 5.4 contains a list of all real property currently leased by Seller that is used in the conduct of the MCK Business. Each Seller has delivered to Buyers copies of all leases referenced in Schedule 5.4 (including any and all amendments and other modifications of such leases), all of which leases and other agreements are valid, binding, and enforceable in accordance with their terms and in full force and effect. No Seller is in default under any such leases, and no event has occurred and is continuing that, with the passage of time or upon giving of notice or both, would constitute an event of default thereunder. All property listed in Schedule 5.4 (including improvements thereon) is in satisfactory condition and repair consistent with its present use, and available for immediate use in the conduct of the MCK Business. None of the property listed in Schedule 5.4 violates in any material respect any applicable building or zoning code or regulation of any Governmental Body having jurisdiction. The property and leases described in Schedule 5.4 include all such property or property interests necessary to conduct the MCK Business in the manner presently conducted by Seller.

            5.5 TITLE TO AND CONDITION OF PERSONAL PROPERTY. Schedule 5.5 contains descriptions of all tangible personal property and assets owned, leased or held by Seller (other than Parent) material to the conduct of the MCK Business, and, with respect to such tangible personal property owned, leased or held by Parent, such Schedule lists such tangible personal property exclusively used in the conduct of the MCK Business. All of the tangible personal property and assets set forth on Schedule 5.5 is located at the facilities identified in
Schedule 5.4 that currently are leased by Seller, the Needham, Massachusetts PBX facility, at OEMW's facilities or are in possession or control of the Transferred Employees who accept employment with a Buyer. Except as shown in
Schedule 5.5, Seller has delivered to CITEL copies of all leases and other agreements or documents affecting the properties and assets listed in Schedule
5.5 (including any and all amendments and other modifications to such leases and other agreements), all of which leases are valid, binding and enforceable in accordance with their terms, and neither it nor, to such Seller's knowledge, any other party thereto is in default under any of such leases and other agreements. The properties and assets listed therein are in good operating condition and repair, ordinary wear and tear excepted, and are available for immediate use in the conduct of the MCK Business. Seller has, and at Closing will have, good and marketable title to all of the personal property included in the Assets, free and clear of all Encumbrances except Permitted Encumbrances or other Encumbrances to be released in connection with the Closing.

            5.6 CONTRACTS

                  (a) Schedule 5.6 lists all Contracts relating to the conduct of the MCK Business that (i) are not entered into in the ordinary course of business and impose monetary obligations or confer monetary benefits on any Seller in excess of $5,000; (ii) are not terminable without payment of premium or penalty at will or upon notice of not more than thirty days and impose monetary obligations or confer monetary benefits

                                                               EXECUTION VERSION
      on any Seller in excess of $5,000; (iii) impose any monetary obligations or confer any monetary benefits on any Seller in excess of $1,000; or (iv) impose any non-monetary obligation or confer any non-monetary benefit.

                  (b) By Closing, Seller shall have delivered to Buyers copies of or memoranda of all written Contracts, and memoranda of all oral Contracts as listed in Schedule 5.6, including any and all amendments and other modifications to such Contracts. With the exception of those Contracts that are Excluded Assets, the Contracts listed in Schedule 5.6 are the valid and binding obligations of the parties thereto as of the Closing Date, enforceable against such parties in accordance with their respective terms.

                  (c) The parties to each Contract listed therein have complied in all material respects therewith and, to Seller's knowledge, no such party is in material default under any of such Contracts, nor has any Seller granted or been granted any material waiver or forbearance with respect to any of such Contracts. Subject to the receipt of any required consents (as set forth on Schedule 5.3), Seller has full legal power and authority to assign its rights under all Contracts that are included among the Assets to Buyers in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuity of any of such Contracts in accordance with their terms.

            5.7 INTELLECTUAL PROPERTY

                  (a) Set forth on Schedule 5.7(a) is a list of all Registered Intellectual Property. At least one of Sellers is listed in the records of the appropriate United States federal or state agency as the sole owner for each item of the Registered Intellectual Property that is the subject of a registration in the United States, and at least one of Sellers is listed in the records of the appropriate foreign agency as the sole owner for each item of Registered Intellectual Property that is the subject of a registration outside the United States. No Seller has done, or failed to do, any act or thing which could reasonably be expected, after the Closing Date, to prejudice the validity or enforceability of any Intellectual Property in any material respect. The Intellectual Property included among the Assets, including the Registered Intellectual Property, includes all Intellectual Property rights in and to all material inventions, works of authorship, and know-how created, invented or authored, as the case may be, by any employee of, or consultant to, Seller in the course of such employment or consulting relationship, and Seller is the sole and exclusive owner of all such Intellectual Property. Each employee, contractor, and other party who has created Intellectual Property for, or on behalf of, such Seller has executed a confidentiality and assignment agreement in substantially the form provided to Buyers, transferring ownership of such Intellectual Property to, and waiving any moral rights in favor of, such Seller.

                  (b) Schedule 5.7(b) sets forth a list of all Computer Software owned or licensed by Seller, or necessary to conduct the MCK Business in the manner presently conducted by Seller, other than (x) third party software applications that are generally available and have an individual acquisition cost of $10,000 or less, or (y) software

                                                               EXECUTION VERSION

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

      applications that are used in general infrastructure and administrative functions that are generally available and have an individual acquisition cost of $10,000 or less, or (z) enterprise software owned or licensed by Parent used in the general infrastructure and administrative functions of Parent in respect of all or any portion of its business, and (ii) identifies whether each of the foregoing items of Computer Software are owned, licensed, or otherwise used, as the case may be.

                  (c) Schedule 5.7(c) sets forth a list of all material Licenses, specifying the name of the parties thereto and whether the License is an inbound license, an outbound license or a cross-license.

                  (d) Seller owns, free and clear of all Encumbrances, or otherwise has the right to use, all Intellectual Property and Computer Software necessary to: (i) provide the services currently provided by such Seller to third parties; (ii) use, manufacture, copy, modify, market and distribute the products currently manufactured, marketed, sold, licensed or otherwise distributed by such Seller; and (iii) operate the internal systems of such Seller that are material to the MCK Business (other than any back-office systems used by Parent). There are no facts or circumstances that would reasonably lead any Seller to believe that such Seller does not own or otherwise have the right to use all Intellectual Property necessary to engage in the activities set forth in the immediately foregoing sentence. Each material item of such Intellectual Property and Computer Software (to the extent such Intellectual Property and Computer Software constitute Assets) shall be owned, available for use or enforceable, as the case may be, by Buyers immediately following the Closing on substantially identical terms and conditions as it was available to or enforceable by Seller immediately before the Closing.

                  (e) Except as set forth on Schedule 5.7(e), the activities and the conduct of the MCK Business did not, before Closing, and will not, when conducted in the same manner after Closing, infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party in existence as of the Closing Date. There are no facts or circumstances that would reasonably lead any Seller to believe that the activities or the conduct of the business or operations of such Seller did before Closing, or will when conducted in the same manner following the Closing, infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party. There is no pending or, to any Seller's knowledge, threatened claim (i) alleging that the activities or the conduct of the MCK Business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party; or (ii) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by such Seller. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations (other than license agreements in the ordinary course of business) which (A) restrict the rights of any Seller to use any material Intellectual Property; (B) restrict the MCK Business in order to accommodate a third party's intellectual property rights; or (C) permit third parties to use any material Intellectual Property owned by such Seller.

                                                               EXECUTION VERSION

                  (f) No third party possesses any copy of any source code to any material Computer Software of any Seller, except as permitted under a License set forth on Schedule 5.7(c). To Seller's knowledge, no Seller has disclosed the source code for any of the Computer Software owned by Seller or other Proprietary Information constituting, embodied in or pertaining to such Computer Software to any Person, except pursuant to effective nondisclosure agreements, and Seller has taken commercially reasonable measures to prevent disclosure of such source code.

                  (g) Except as set forth on Schedule 5.7(g), no Computer Software that is open source, public source or freeware, or any modification or derivative thereof, including any version of any Computer Software licensed pursuant to any GNU general public license or limited general public license was or is used in, incorporated into, integrated or bundled with any material service offerings, Computer Software or other products or services of any Seller.

                  (h) Seller has taken commercially reasonable actions to protect each item of material Intellectual Property owned by it, except where the failure to take such actions was the result of a reasonable business decision by such Seller made in the ordinary course of business.

            5.8 FINANCIAL STATEMENTS. Parent has delivered to Buyers an unaudited balance sheet ("BALANCE SHEET") and statement of income and expense of the MCK Business as of and for the year ended December 31, 2004 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of Sellers on an accrual basis in the ordinary course of Sellers' business and fairly present the financial condition of the MCK Business as of their respective dates and the results of its operations for the periods indicated, in each case prepared in accordance with generally accepted accounting principles and on a basis consistent with prior periods, except for
(i) the absence of footnote disclosure or as otherwise specified in such statements, (ii) adjustments which consist only of normal recurring accruals and which are not individually or in the aggregate material in amount, and (iii) any expenses that are part of the shared services performed by Parent. Except as set forth on Schedule 5.8, since December 31, 2004, there have been no changes in the financial condition or in the assets or liabilities of the MCK Business as set forth in the Financial Statements, except for changes in the ordinary course of business that individually and in the aggregate have not been materially adverse to the MCK Business or any of the Assets.

            5.9 INSURANCE. Schedule 5.9 is a list of all policies of insurance that insure any part of the Assets or the MCK Business. All policies of insurance listed in Schedule 5.9 are in full force and effect and will remain so until the Closing.

            5.10 PERSONNEL INFORMATION OF TRANSFERRED EMPLOYEES. Schedule 5.10 contains a list of all Transferred Employees, including a description of all compensation arrangements and a list of all benefits, vacation, employment, recognized service date, title, affecting such persons and a description of the basis for their compensation. There are currently no Transferred Employees on a paid or unpaid leave of absence.

                                                               EXECUTION VERSION

            5.11 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as set forth on
Schedule 5.11 or as provided in this Agreement and, in each case, only with respect to the MCK Business:

                  (a) Each of Seller's employees' is an "at-will" employee and there are no collective bargaining agreements, commission, compensation or severance agreements of any kind between Seller and any of its employees.
      Schedule 5.11 lists all Seller's employment or supervisory manuals, employment or supervisory policies, and written information generally provided to employees (such as applications or notices), and true and complete copies of those manuals, policies and written information have been provided to Buyer. Seller does not have any agreements or understandings with its employees except as reflected in the items listed in Schedule 5.11 or any employment practices contrary to those reflected in the items listed in Schedule 5.11.

                  (b) Seller has complied in all material respects with all labor and employment, human rights, occupational health and safety, and workers' compensation laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security, employment insurance, Canada pension plan contributions, payroll remittances, and other taxes;

                  (c) there is no unfair labor practice charge, complaint or other action against any Seller pending or, to any Seller's knowledge, threatened before the National Labor Relations Board or Alberta Labor Relations Board, and no Seller is subject to any order to bargain by the National Labor Relations Board or Alberta Labor Relations Board, nor is there any charge, complaint, dispute, grievance, arbitration or any discrimination, wage and hour, wrongful or constructive termination, or any other employment-related claim under any Canadian, U.S., U.K., state, provincial, or local labor or employment laws or regulations, or based on contract, tort or other common law theories, threatened against or involving any Seller, and none has occurred;

                  (d) there is no labor strike, dispute, request for representation, slowdown or stoppage that has occurred in the last two years, that is currently pending or, to any Seller's knowledge, threatened against any Seller;

                  (e) no questions concerning representation have been raised or, to any Seller's knowledge, are threatened with respect to employees of any Seller;

                  (f) no grievance that might have a material adverse effect on the MCK Business or any of the Assets and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to Seller's knowledge, no basis exists for any such grievance or arbitration proceeding;

                  (g) to Seller's knowledge, no employee of Seller is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreements other than with Seller relating to the MCK Business; and

                  (h) Seller has complied in all material respects with all privacy laws.

                                                               EXECUTION VERSION

            5.12 LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as set forth on Schedule 5.12, there is no litigation, proceeding or investigation pending or, to any Seller's knowledge, threatened against any Seller or any of the Assets in any federal, state, local or foreign court, or before any Governmental Body, that might result in any material adverse effect upon the MCK Business or any of the Assets or that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

            5.13 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.13, no Seller has received any written notice or, to any Seller's knowledge, any oral notice, asserting any noncompliance in any material respect by it with any applicable statute, rule or regulation, whether federal, state, provincial, municipal, local, or foreign, from any Governmental Body having jurisdiction over it with respect to the MCK Business. No Seller is in default with respect to any judgment, order, injunction or decree of any Governmental Body in any respect material to the transactions contemplated hereby. Seller is in compliance in all material respects with all laws, regulations, orders, guidelines, and standards of any Governmental Body applicable to the conduct of the MCK Business, including laws, regulations, orders, guidelines, and standards relating to Environmental Matters, and its present use of the Assets does not violate in any material respect any of such laws, regulations, orders, guidelines, and standards except, in each case, where such non-compliance is the result of facts that are not, and in the exercise of reasonable diligence should not be, known to such Seller. Seller has currently in full force and effect all of the licenses and permits required to conduct the MCK Business as it is presently conducted. Copies of each such license and permit, as currently in force, will be delivered to CITEL before the Closing. No Seller has received notice from any Governmental Body indicating its intention to amend materially and adversely or to revoke any such license or permit or to conduct hearings, investigations or other proceedings potentially leading to such action. All material reports and statements required to be filed by any Seller with any Governmental Body with respect to the MCK Business have been filed, and all reporting requirements of any Governmental Body having jurisdiction thereof have been complied with in all material respects. All of such reports and statements are substantially complete and correct as filed.

            5.14 INVENTORIES. All items included in Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the ordinary course of business except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value in the Balance Sheet or on the accounting records of Seller as of the Closing Date, as the case may be. No Seller is in possession of any inventory related to the MCK Business not owned by such Seller, including goods already sold. All of the Inventories have been valued at the lower of cost or market value on an average basis. Inventories now on hand that were purchased after the date of the Balance Sheet were purchased in the ordinary course of business at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventories (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Seller. Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to generally accepted accounting principles.

                                                               EXECUTION VERSION

            5.15 ABSENCE OF CERTAIN CHANGES. Since December 31, 2004, there has not been, in each case only with respect to the MCK Business:

                  (a) any material adverse change in the MCK Business or any of the Assets;

                  (b) any pending or, to any Seller's knowledge, threatened union organizational activity, labor dispute, strike or work stoppage affecting the MCK Business, or any charge or complaint against any Seller filed with the National Labor Relations Board, the Alberta Labor Relations Board, or any administrator of any applicable state, provincial or federal equal employment opportunity or human rights or labor laws;

                  (c) any damage, destruction or loss, whether or not covered by insurance, materially affecting the Assets;

                  (d) any increase in compensation payable or to become payable to any of the employees of any Seller, or any bonus payment made or promised to any employee of Seller, or any change in personnel policies, insurance benefits or other compensation arrangements affecting the employees of any Seller, except for increases or changes substantially in accordance with existing employment practices;

                  (e) any sale, assignment, lease or other transfer of any property of any Seller included among the Assets, except in the ordinary course of business or in connection with the acquisition of similar property or assets;

                  (f) any creation or assumption of any Encumbrance upon any Assets, except for Permitted Encumbrances;

                  (g) any sale, assignment, transfer, abandonment or lapse on the part of any Seller of any material Licenses or permits or Intellectual Property or other intangible assets;

                  (h) any amounts borrowed or material Liabilities incurred, except current liabilities incurred in the ordinary course of business and Liabilities under Contracts entered into in the ordinary course of business;

                  (i) any loans or advances to or guarantees for the benefit of any Persons, except for advances made to employees for expenses in the ordinary course of business; or

                  (j) any extraordinary losses or waivers of any rights of material value, whether or not in the ordinary course of business or consistent with past practice.

            5.16 NO UNDISCLOSED LIABILITIES. Except for Liabilities incurred in the ordinary course of business, since December 31, 2004, there is no Liability that was, in accordance with generally accepted accounting principles applied consistently with past practice,

                                                               EXECUTION VERSION
required to be included or adequately reserved against in the Financial Statements and was not so included, reserved against or described.

            5.17 TAX MATTERS. Except as set forth on Schedule 5.17:

                  (a) Seller has filed all Tax Returns that it was required to file. All such Tax Returns are true, correct and complete. All Taxes owed by Seller (whether or not shown on any Tax Return) has been paid. No Seller currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a taxing authority in a jurisdiction where a Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and all Forms W-2, 1099, T-4 and T-5 required with respect thereto have been properly completed and timely filed. There are no liens on any of the Assets that arose in connection with any failure, or alleged failure, to pay any Tax, and no Seller has any knowledge of any basis for the assertion of any claims attributable to Taxes that, if adversely determined, would result in such a lien.

                  (b) No taxing authority has assessed or, to Seller's knowledge, intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax liability of any Seller either (i) claimed or raised by any taxing authority in writing or (ii) as to which any Seller has knowledge.

                  (c) None of the federal, state, local, and foreign Tax Returns filed with respect to Seller for taxable periods ending on or after December 31, 2001, have been audited or currently are the subject of audit, and no notice of assessment has been received under the Code or any other Tax Legislation with respect to any such Tax Returns. Seller has delivered or made available to Buyers correct and complete copies of all federal, state, local, and foreign Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by such Seller. No Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) No Seller is a party to any Tax allocation or sharing agreement. No Seller (i) is or has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Parent) or (ii) has any liability for the Taxes of any Person (other than such Seller) under Reg. Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (e) The unpaid Taxes of Seller (i) did not, as of December 31, 2004, exceed the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Balance Sheet and (ii) will not exceed by any amount that reserve as adjusted for

                                                               EXECUTION VERSION
      operations and transactions through the Closing Date in accordance with the past custom and practice of Seller in filing their Tax Returns.

                  (f) MCK-Canada is not a non-resident within the meaning of the Income Tax Act (Canada) and it is registered for the purposes of the Excise Tax Act (Canada) under number GST # 11942 9645 RT0001.

            5.18 BROKERAGE. Except as set forth on Schedule 5.18, neither Seller nor any of its respective affiliates has entered into any agreements for brokerage commissions, finders' fees or similar compensation in connection with the purchase of the Assets and the other transactions contemplated hereby.

            5.19 EMPLOYEE PLANS.

                  (a) Schedule 5.19 lists and describes all Employee Benefit Plans maintained or contributed to by Seller. Copies of each written Employee Benefit Plan, and all related documents, including funding agreements and employee booklets, as amended to the date hereof, have been provided to Buyers. In the case of any unwritten Employee Benefit Plan, a written description thereof, which accurately describes all material provisions of such Employee Benefit Plan, has been provided to Buyers.

                  (b) There have been no promised improvements, increases or changes to the benefits provided under the Employee Benefit Plans. Each Employee Benefit Plan is, and has been, established and administered in compliance with all applicable laws, the terms of such Employee Benefit Plan and all written and oral understandings between Seller and the employees of Seller, in each case, in all material respects. No prohibited transaction (as such term is defined in Section 4975 of the Code and Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") has occurred with respect to an Employee Benefit Plan that is subject to either of such provisions for which an exemption is not available. Seller and each Employee Benefit Plan providing health benefits comply with the applicable provisions of the Health Insurance Portability and Accountability Act (HIPAA) and have done so since the applicable effective date of each applicable provision of HIPAA.

                  (c) Each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code has been determined by the IRS to qualify under Section 401(a) of the Code and nothing has occurred that could cause the loss of such qualification.

                  (d) All obligations required under the Employee Benefit Plans and all applicable laws have been satisfied in all material respects and there are no defaults, violations or funding deficiencies thereunder. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and there are no pending or threatened litigation or claims against the assets of any Employee Benefit Plan (other than a Multiemployer Plan) or against any fiduciary of such Employee Benefit Plan with respect to the operation of such Benefit Plan, which, if adversely determined, could have a material effect on Seller.

                                                               EXECUTION VERSION

                  (e) Schedule 5.19 also lists any defined benefit plan (as defined in Section 3(35) of ERISA), or any other pension plan (as defined in Treasury Regulation section 1.401-1(b)) to which Seller or any subsidiary or trade or business (whether or not incorporated) that is a member of a "controlled group" of which either Seller is a member or under "common control" with Seller (within the meaning of Section 414(b) and (c) of the Code) (an "ERISA Affiliate") is or ever has been a party or by which any of them is or ever has been bound, legally or otherwise, and any Multiemployer Plan to which Seller or any ERISA Affiliate contributes or is or was required to contribute (an "ERISA Affiliate Plan"). Neither Seller nor any ERISA Affiliate has incurred (i) any liability to the Pension Benefit Guaranty Corporation (other than routine claims and premium payments), (ii) any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a "complete withdrawal" or a "partial withdrawal" (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (iii) any liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation, or to a trustee appointed under Section 4042 of ERISA. Neither Seller nor any of ERISA Affiliate nor any organization to which either Seller or any such ERISA Affiliate is a successor or parent corporation (as described in Section 4069(b) of ERISA) has engaged in a transaction described in Section 4069 of ERISA.

                  (f) Seller has not established any "welfare benefit plan" in which employees of the MCK Business may participate in or receive benefits under, other than those listed on Schedule 5.19, that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Section 4980B of the Code or Part 6 of Title I of ERISA ("COBRA"), and the regulations thereunder and at the expense of the participant or the beneficiary of the participant. With respect to the MCK Business, Seller is either exempt from or have complied with all applicable notice and continuation coverage requirements of COBRA and the regulations thereunder such that there would not result in any material tax, penalty or liability to either Seller or Buyers.

                  (g) Seller has made, or will, prior to the Closing Date, have made, all contributions required (including payments of insurance premiums), if any, under all Employee Benefit Plans to fund fully all benefits and obligations accrued thereunder prior to the Closing Date.

                  (h) There are no liabilities or obligations with respect to any of the plans, agreements or Employee Benefit Plans described in
      Schedule 5.19 that are required to be funded for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles on Seller's financial statements.

                  (i) Except as set forth on Schedule 5.19, the consummation of the transactions contemplated by this Agreement shall not accelerate the time of payment or

                                                               EXECUTION VERSION
vesting, or increase the amount of benefits or compensation due to any individual under any of the Employee Benefit Plans.

            5.20 ACCOUNTS RECEIVABLE. Schedule 5.20 contains a complete and accurate list of all Accounts Receivable as of December 31, 2004, which list sets forth the aging of each such Account Receivable. All Accounts Receivable that are reflected on the Balance Sheet, Net Receivables Report, or on the accounting records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the ordinary course of business. Except to the extent paid before the Closing Date or as set forth on the Net Receivables Report, such Accounts Receivable are or will be as of the Closing Date current and, to Seller's knowledge, collectible net of the respective reserves shown on the Balance Sheet (which reserves are calculated consistent with past practice). To Seller's knowledge, there is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

            5.21 WARRANTIES. All products and services, in each case relating to the MCK Business, of Seller under warranty as of the date of this Agreement, have been serviced, distributed, or sold by such Seller in conformity with all applicable contractual warranty commitments of such Seller (which warranty commitments consist only of warranty commitments under Seller's standard form of warranty or as otherwise disclosed on Schedule 5.21).

            5.22 CUSTOMERS. Schedule 5.22 contains an accurate and complete list of all current customers and licensees, in each case with respect to the MCK Business, of Seller in respect of which such Seller billed in excess of $25,000 in 2004. Except as listed on Schedule 5.22, no Seller has any knowledge that any customer or licensee listed thereon intends to discontinue its purchases of products or services.

            5.23 ASSETS. The Assets referenced in Section 2.1 comprise all of the assets, except for the Excluded Assets described in Sections 2.2(a), (e),
(g), and (h), necessary to conduct the MCK Business in the manner presently conducted by Seller.

            5.24 SOLVENCY

                  (a) No Seller is now insolvent or will be rendered insolvent by any of the transactions contemplated in the Purchase Agreements. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of a Seller exceeds the present fair saleable value of such Seller's assets.

                  (b) Immediately after giving effect to the consummation of the transactions contemplated in the Purchase Agreements, (i) Seller will be able to pay its Liabilities as they become due in the ordinary course of its business;
(ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against any Seller in actions for money damages are not reasonably anticipated to be rendered at a

                                                               EXECUTION VERSION
      time when, or in amounts such that, such Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of such Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

            5.25 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other information furnished to Buyers by or on behalf of Seller in connection with the transactions provided for herein, is false or misleading in any material respect. In connection with such information and this Agreement, no Seller has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered, in light of the circumstances under which they were made, not misleading.

      5A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PARENT

            5A.1 ACCREDITED STATUS. Parent is an "accredited investor" as defined in Regulation D of the Securities Act.

            5A.2 DISCLOSURE. Parent has been furnished with all information that it deems necessary to evaluate the risks and merits of the Note as part of the Purchase Price. Parent has had the opportunity to ask questions and receive answers concerning the information it has received about Buyers and the Note.

            5A.3 NO REGISTRATION. Parent is aware and understands that (a) neither the Note nor the Conversion Shares have been and will not before issuance be registered under the Securities Act; (b) it must continue to bear the economic risk of the investment in the Note for the duration of its term;
(c) neither the Note nor the Conversion Shares may be sold unless it or they subsequently are registered or an exemption from registration is available; and
(d) Buyers have no obligation to register the Note or the Conversion Shares with the Securities and Exchange Commission and have not represented that such securities will be registered.

            5A.4 INVESTMENT FOR OWN ACCOUNT. The Note is being acquired by Parent for investment for its account, not as a nominee or agent, and not with a view to the distribution of any part thereof; Parent has no present intention of selling, granting any participation in or otherwise distributing the Note in a manner contrary to the Securities Act or to any applicable state securities or blue sky law, nor does Parent have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to the Note.

            5A.5 RESTRICTIVE LEGEND; TRANSFER AGENT INSTRUCTIONS. Parent understands that, before the effectiveness of a registration statement registering the Note or the Conversion Shares for sale, if any, the Note and the certificates representing the Conversion Shares will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

                                                               EXECUTION VERSION

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

      The securities represented by this certificate have not been registered under the Securities Act of 1933 or any other applicable federal or state securities laws, and may not be sold, distributed, pledged on or otherwise transferred unless (I) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving these securities, (II) the company receives an opinion of legal counsel for the holder of the securities satisfactory to the company stating that such transaction is exempt from registration, or
      (III) the company otherwise satisfies itself that such transaction is exempt from registration.

Parent agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, CITEL (U.K.) may, before the effectiveness of a registration statement, issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Note or the Conversion Shares or if, CITEL (U.K.) transfers its own securities, that it may make appropriate notations to the same effect in its records.

      6. REPRESENTATIONS AND WARRANTIES OF BUYERS.

      Each Buyer, jointly and severally, represents and warrants to Sellers as follows:

            6.1 ORGANIZATION AND STANDING. Buyer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

            6.2 AUTHORIZATION AND BINDING OBLIGATION. Buyer has full corporate power and authority to execute and deliver the Purchase Agreements and perform its obligations thereunder. The execution, delivery, and performance of the Purchase Agreements by Buyer have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligations thereof, enforceable against each such party in accordance with their terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

            6.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth on Schedule 6.3, the execution, delivery, and performance of the Purchase Agreements by Buyer (a) does not require (i) the consent, approval or authorization of any Governmental Body having jurisdiction over Buyer or of any third party or (ii) the submission or filing of any notice, report or other filing with any Governmental Body having jurisdiction over Buyer; (b) will not violate the charter documents of a Buyer; (c) will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Body applicable to Buyer; and (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any Contract material to the transactions contemplated hereby and to which a Buyer is now subject.

                                                               EXECUTION VERSION

            6.4 BROKERAGE. Buyer has not entered into any agreements for brokerage commissions, finders' fees or similar compensation in connection with the purchase of the assets and the other transactions contemplated hereby.

            6.5 LITIGATION AND ADMINISTRATIVE PROCEEDINGS. There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer in any federal, state, local or foreign court, or before any Governmental Body, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

            6.6 FINANCIAL STATEMENTS. The (a) audited balance sheet and statement of income and expense as of and for the twelve months ended March 31, 2003 and (b) unaudited summary balance sheets and statements of income and expense as of and for the periods ended March 31, 2004, and October 31, 2004 (collectively, the "CITEL FINANCIAL STATEMENTS") are set forth on Schedule 6.6. The CITEL Financial Statements have been prepared from the books and records of Buyer on an accrual basis in the ordinary course of its business and fairly present the financial condition of Buyer as of their respective dates and the results of its operations for the periods indicated, in each case prepared in accordance with generally accepted accounting principles and on a basis consistent with prior periods, except as otherwise specified in such statements and except, in the case of the unaudited statements, for audit adjustments which are not expected to be, in the aggregate, material in amount.

            6.7 NO UNDISCLOSED LIABILITIES. Except for (i) Liabilities incurred in the ordinary course of business since December 31, 2004 and (ii) Liabilities described in Schedule 6.7, Buyer is not subject to any Liability that was, in accordance with generally accepted accounting principles applied consistently with past practice, required to be included or adequately reserved against in the December 31, 2004 unaudited financial statements and was not so included, reserved against or described.

            6.8 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other information furnished to Seller by or on behalf of Buyer in connection with the transactions provided for herein, is false or misleading in any material respect. In connection with such information and this Agreement, Buyer have not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in light of the circumstances under which they were made, not misleading.

            6.9 FINANCING. Assuming that Sellers fully comply with this Agreement, Buyer will have sufficient funds readily available to satisfy its obligation to pay the Purchase Price, including, as applicable, amounts due under the Note.

      7. COVENANTS OF BUYERS

            7.1 PRIVACY COMPLIANCE. Buyers shall use and disclose the Transferred Information only for those purposes for which the Transferred Information was initially collected from or in respect of the individual to which such Transferred Information relates, unless (a) Buyers have first notified such individual of such additional purpose, and where required by law,

                                                               EXECUTION VERSION
obtained the consent of such individual to such additional purpose, or (b) such use or disclosure is permitted or authorized by law, without notice to, or consent from, such individual.

            7.2 SATISFACTION OF CLOSING CONDITIONS. Each Buyer shall use its commercially reasonable efforts to cause the conditions set forth in Section 11 to be satisfied at of before the Closing.

            7.3 OFFERS OF EMPLOYMENT. Buyers shall make offers of employment to the Transferred Employees listed on Schedule 10.4 by delivering to them the form of employment offer letters attached hereto as Exhibit D-1 or Exhibit D-2, as appropriate.

      8. COVENANTS OF SELLERS

            8.1 CONSENTS AND APPROVALS. Where the consent of any third party is required under the terms of any of the Contracts to be assigned by Sellers hereunder, Sellers will use their commercially reasonable efforts to obtain such consent on terms and conditions not materially less favorable than those in effect on the date hereof. Sellers and Buyers will cooperate fully with each other to the extent reasonably required to obtain such consents.

            8.2 NET RECEIVABLES REPORT. Parent shall deliver to Buyers the Net Receivables Report.

            8.3 CHANGE OF NAME. On or before the Closing Date, each Seller (other than the Parent) shall amend its charter document and take all other actions necessary to change its name to one sufficiently dissimilar to Seller's present name, in Buyers' reasonable judgment, to avoid confusion with the Trademarks and other Assets being acquired by Buyers hereunder.

            8.4 SATISFACTION OF CLOSING CONDITIONS. Each Seller shall use its commercially reasonable efforts to cause the conditions set forth in Section 10 to be satisfied at or before the Closing.

      9. JOINT COVENANTS.

            9.1 PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or The Nasdaq Stock Market, no press release or other public announcement with respect to this Agreement or the transactions contemplated herein will be issued or made without the joint approval of Parent and CITEL (U.S.), which consent shall not be unreasonably withheld, delayed or conditioned.

            9.2 EMPLOYEE MATTERS

                  (a) Sellers shall cooperate with Buyers in communicating offers of employment to Transferred Employees, and shall not interfere with the hiring of any such Transferred Employee. Each Seller waives as of the Closing Date any noncompetition restriction to which any Transferred Employee may be subject to the extent that any such

                                                               EXECUTION VERSION
      restriction would prevent any such Transferred Employee from accepting a Buyer's offer of employment and carrying out his duties as an employee of any Buyer.

                  (b) As soon as practicable after the Closing, and subject to compliance with all applicable laws and regulations, Buyers will use their reasonable efforts to permit all Transferred Employees who accept offers of employment and commence employment with a Buyer effective as of the Closing Date to participate in Buyers' Employee Benefits Plans that are designated by Buyers (the "CITEL PLANS") as applicable to the Transferred Employees at the level of participation designated by Buyers, which designations of the CITEL Plans and levels of participation shall be made by Buyers in their discretion based on the criteria Buyers would apply to similarly-situated employees of Buyers and otherwise in accordance with this Section 9.2. Buyers shall, or shall cause the applicable subsidiary to, give credit to Transferred Employees for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) in the CITEL Plans for all service by Transferred Employees with Sellers before the Closing, to the extent such service was taken into account for each such purpose by Sellers under the corresponding Seller Employee Benefit Plan in which such Transferred Employee was an active participant immediately before the Closing.

                  (c) Buyers shall be solely responsible for any Liabilities arising from the employment or subsequent termination of any such employment by a Buyer of any Transferred Employee who accepts employment with a Buyer.

                  (d) Except as set forth in this Section 9.2, Sellers shall be solely responsible for any Liabilities arising from any act, omission, contractual obligation or other legal obligation alleged by any Transferred Employee to arise out of such employee's employment with, or termination from, any Seller.

            9.3 CERTIFICATE OF TAX AUTHORITIES. Sellers shall provide to Buyers all consents, authorizations and other reasonably requested assistance in connection with efforts by Buyers to obtain certificates from the appropriate taxing authority stating that as of a date on or close to the Closing Date no Taxes are due to any state, provincial or other taxing authority for which Buyers could have liability to withhold or pay Taxes with respect to the transfer of the Assets.

      10. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS. The obligations of Buyers hereunder are, at their option, subject to satisfaction, at or before the Closing Date, of each of the following conditions:

            10.1 CONSENTS AND FILINGS. All applicable consents or filings with respect to the assignment of any permits or authorizations of any Governmental Body to be assigned hereunder will have been obtained or made. Sellers will have obtained such third party consents as are required under the terms of the Contracts (other than with respect to any Non-assignable Contracts) to be assigned by them hereunder on terms and conditions not materially less favorable than those in effect on the date hereof. Sellers will have obtained releases of all Encumbrances on the Assets.

                                                               EXECUTION VERSION

            10.2 CLOSING DELIVERABLES. Sellers will have delivered to Buyers the documents, certificates, and other instruments contemplated in Section 4.3(a).

            10.3 ADVERSE PROCEEDINGS. No suit, action, claim or proceeding will have been instituted or, to Buyers' knowledge, threatened against, and no order, decree, or judgment of any Governmental Body shall have been rendered against, any party hereto (a) seeking to restrain, prohibit or otherwise interfere with the sale by Sellers of and/or the ownership or operation by Buyers or any of their affiliates of all or any material portion of the MCK Business or the Assets, or (b) seeking to impose or confirm limitations on the ability of Buyers or any of their affiliates effectively to exercise full rights of ownership of the Assets.

            10.4 LIST OF TRANSFERRED EMPLOYEES. Each of the Transferred Employees listed on Schedule 10.4 shall have signed and delivered to CITEL the form of employment offer letters attached hereto as Exhibit D-1 and Exhibit D-2 and the security and confidentiality agreements attached hereto as Exhibit D-3 and Exhibit D-4.

      11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligations of Sellers hereunder are, at their option, subject to satisfaction, at or before the Closing Date, of each of the following conditions:

            11.1 CLOSING DELIVERABLES. Buyers will have delivered to Sellers the Purchase Price and the documents, certificates, and other instruments contemplated in Section 4.3(b).

            11.2 ADVERSE PROCEEDINGS. No suit, action, claim or proceeding will have been instituted or, to Sellers' knowledge, threatened against, and no order, decree, or judgment of any Governmental Body shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms or that materially adversely effect the ability of Buyers to perform their obligations hereunder or under the Notes.

      12. ADDITIONAL COVENANTS

            12.1 TRANSFER TAXES; EXPENSES. Sellers shall pay in a timely manner all Taxes and costs resulting from or payable in connection with the sale and transfer of the Assets pursuant to this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes. Except as set forth in the immediately preceding sentence, each party shall be solely responsible for their respective costs and expenses incurred in connection with the negotiation, preparation, performance and compliance with this Agreement, including all fees and expenses of counsel and accountants.

            12.2 SVB CONSENT AND COLLATERAL RELEASE AGREEMENT. Sellers shall deliver or cause to be delivered to Silicon Valley Bank a copy of this Agreement (together with all schedules and exhibits hereto), and a duly executed counterpart of that certain Consent and Collateral Release Agreement between Verso, MCK-DE and Silicon Valley Bank dated January 21, 2005, within five business days of Closing.

                                                               EXECUTION VERSION

            12.3 CANADIAN TAX AUDIT. Sellers shall provide copies of all communications to and from Sellers or their agents and Canadian tax authorities concerning the matter identified on Schedule 5.17 within five business days of the communication being sent or received.

            12.4 PAYMENT OF LIABILITIES. Sellers shall pay or cause to be paid or otherwise satisfied when due all of the Excluded Liabilities in accordance with their terms. Buyers and Sellers hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the transactions contemplated herein.

            12.5 COOPERATION; FURTHER ASSURANCES.

                  (a) After the Closing Date, Sellers and Buyers will each make available to the other for inspection and copying at reasonable times any documents retained by Buyers or Sellers, as the case may be, that are reasonably required by the party requesting such documents and that are related to the MCK Business and the transactions contemplated hereby. After the Closing, Sellers and Buyers will reasonably assist each other and cooperate in the administration, defense, and disposition of any claims made against the other parties relating to the MCK Business, including the production of relevant documents and making available employees for consultation or testimony in a manner that does not disrupt normal business operations. Except as otherwise provided in Section 13 hereof, neither Buyers nor Sellers will be obligated to compensate or reimburse the other party for any assistance or cooperation rendered pursuant to this Section 12.5, except for copying costs and transportation, lodging and miscellaneous travel expenses.

                  (b) After the Closing Date, Sellers will take such actions and execute and deliver to Buyers such further instruments of assignment, conveyance, and transfer as may be necessary, in the reasonable opinion of counsel for Buyers, to ensure, complete, and evidence the full and effective transfer of the Assets to, and assumption of Assumed Liabilities by, Buyers pursuant to this Agreement; and Buyers and Sellers shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, including (i) furnishing upon request to each other such further information (including such books and records of Sellers as may be reasonably necessary to enable Buyers to prepare the Closing Financial Statements); (ii) executing and delivering to each other such other documents; and (iii) doing such other acts and things, all as the other party may reasonably request, for the purpose of carrying out the intent of this Agreement and the transactions contemplated herein.

                  (c) Sellers will promptly forward, or cause to be forwarded, to Buyers any payments on Accounts Receivable, and all mail and other communications addressed to Sellers related to the MCK Business, that are received by Sellers or any of their affiliates after the Closing Date, including mail and communications from customers, suppliers, distributors, agents and others, but excluding any mail or other communications relating solely to Excluded Assets and Excluded Liabilities.

                                                               EXECUTION VERSION

                  (d) (i) After the Closing, if Sellers discover the existence of a Post-Closing Asset, Sellers shall within five business days of such discovery inform Buyers of the existence of such Post-Closing Asset and use commercially reasonable efforts to obtain and forward to Buyers all relevant documentation and information relating to such Post-Closing Asset.

                        (ii) After the Closing, if Buyers identify a
            Post-Closing Asset, Buyers may request that Sellers use commercially reasonable efforts to obtain and forward to Buyers all relevant documentation and information relating to such Post-Closing Asset.

                        (iii) Within (x) 14 days after receiving the
            documentation pertaining to such Post-Closing Asset, or (y) in the event that no documentation is made available, within 60 days after receiving notice of the existence of a Post-Closing Asset, Buyers shall have the option to request that Sellers take, at no additional cost to Buyers, and Sellers shall so take, such actions and execute and deliver to Buyers such further instruments of assignment, conveyance, and transfer as may be necessary, in the reasonable opinion of counsel for Buyers, to ensure the full and effective transfer of such Post-Closing Asset to Buyers pursuant to this Agreement.

                        (iv) After the Closing, if a Buyer discovers that it has
            in its possession any Excluded Asset, it shall promptly notify Sellers and permit Sellers reasonable access to such Buyer's premises and systems to allow Sellers to remove such Excluded Asset.

                  (e) For a period of 120 days after the Closing, Sellers, upon the reasonable request of Buyers, will use their commercially reasonable efforts to cooperate with Buyers to continue and maintain for the benefit of Buyers those business relationships of Sellers existing before the Closing and relating to the MCK Business, including relationships with lessors, licensors, customers, suppliers, and others, it being understood that, from and after the Closing, all of Sellers' personnel theretofore providing services to the MCK Business (other than certain management level employees and certain corporate services personnel of Parent) will no longer be employees of Sellers and, as a result thereof, Sellers' ability to cooperate with Buyers pursuant to this subsection will be limited. Sellers will refer to Buyers all inquiries relating to such business. Neither Sellers nor any of their respective officers, employees or agents shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the MCK Business after the Closing, including disparaging the name or business of Buyers.

                  (f) Within 30 days after the Closing, Sellers shall provide Buyers with an accurate and complete list of the copies of the records that Sellers have retained in accordance with Section 2.2(d).

                                                               EXECUTION VERSION

            12.6 COVENANT NOT TO COMPETE. Neither Parent nor any of its affiliates under its control will, for a period of three years after the Closing Date, directly or indirectly carry on, engage in, support, assist or support through investment or consulting arrangements any business activity that competes with the MCK Business in any market in which the MCK Business is conducted as of the Closing Date. If any Person violates or attempts to violate the covenant set forth in this Section 12.6, Buyers will be entitled to have and obtain injunctive relief in any court having jurisdiction to enforce such covenants to prevent and terminate any violation or attempted violation hereof, and may have and recover from the violating party any appropriate damages for any violations of the covenants made herein. The parties expressly agree that the indemnity threshold and limitation of liability provisions of Section 13.4 shall not apply to Parent's covenant pursuant to this Section 12.6. If the time or subject area limitations, or both, contained herein are held by any court of competent jurisdiction to be unreasonable or otherwise unenforceable, this covenant will nevertheless be enforceable for such lesser time or lesser area, or both, as the court shall find reasonable. Notwithstanding anything herein to the contrary, nothing herein shall prohibit Parent or any of its affiliates from holding or owning the Note or the Conversion Shares or owning not in excess of 5% in the aggregate of the capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or reported on an automated quotation system of a registered securities association.

            12.7 TREATMENT OF PROPRIETARY INFORMATION AND CONFIDENTIAL
INFORMATION

                  (a) From and after the Closing, Sellers will not disclose, use or allow the use or disclosure by any of their affiliates or any third party that receives such information from Sellers of (i) any Proprietary Information of Buyers or their affiliates or (ii) any information contained in the copies of the records retained by Sellers pursuant to
      Section 2.2(d), except in accordance with the purposes set forth therein. From and after the Closing and except to the extent that such Proprietary Information is an Asset, Buyers shall not disclose, use or allow the use or disclosure by any of their affiliates or any third party that receives such information from a Buyer of any Proprietary Information of Sellers or their affiliates (including, without limitation, any Proprietary Information relating to or comprising an Excluded Asset).

                  (b) Sellers will not disclose, use or allow the use or disclosure by any of their affiliates or any unauthorized third party of any Confidential Information included among the Assets and that Sellers inadvertently may retain after Closing until the expiration or termination of the confidentiality and non-disclosure obligations to which such Confidential Information is subject.

            12.8 NON-ASSIGNABLE CONTRACTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Non-assignable Contract or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment of such Contract without consent of a third party would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyers or a Seller thereunder. Sellers shall use their commercially reasonable efforts (but without any payment of money by Buyers or Sellers) to obtain the consent of the other parties to any such Contract or claim or right or any benefit arising thereunder for the assignment thereof to Buyers as Buyers

                                                               EXECUTION VERSION
may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Sellers or Buyers thereunder so that Buyers would not in fact receive all such rights, Sellers and Buyers will cooperate in a mutually agreeable arrangement under which Buyers would obtain the benefits and assume the obligations (except for Excluded Liabilities) thereunder in accordance with this Agreement, including subcontracting, sub-licensing or subleasing to Buyers, or under which a Seller would enforce for the benefit of Buyers, with Buyers assuming such Seller's obligations, any and all rights of such Seller against a third party thereto. Sellers will promptly pay to Buyers when received all monies received by a Seller under any such Contract or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

            12.9 INFORMATION COVENANTS

                  (a) For so long as any amounts remain due and owing under the Note, Buyers shall:

                        (i) deliver to the Parent an unaudited quarterly
            consolidated balance sheet and income statement of Buyers within 30 days after each quarter, together with any audited financials prepared with respect to Buyers promptly following their preparation; and

                        (ii) promptly upon becoming aware of any of the
            following, give Parent notice thereof, together with a written statement of an executive officer of CITEL (U.K.) setting forth the details thereof and any action with respect thereto taken or proposed to be taken by Buyers: (A) any "Event of Default" under the Note or the Security Agreement; (B) any material adverse change in the business, assets, properties, operations or condition (financial or otherwise) of Buyers (taken as a whole); and (C) any pending action, suit, proceeding or investigation by or before any Governmental Body against or affecting any of Buyers (or any such action, suit, proceeding or investigation threatened in writing).

                  (b) In the event that Parent ceases to be subject to the periodic reporting requirements under Sections 13 or 15(d) of the Securities and Exchange Act, as amended, at any time before the outstanding principal and accrued and unpaid interest under the Note becomes due and payable, then Parent shall deliver to CITEL (U.K.) the financial statements of Parent as described in Section 12.9(a)(i), and provide prompt written notice to CITEL (U.K.) of the matters described in
      Section 12.9(a)(ii)(B) and (C) as they may relate to Parent.

            12.10 COVENANT REGARDING CERTAIN EMPLOYEES. For a period of three months commencing on the Closing Date, Buyers shall not hire as an employee any Transferred Employee who does not accept the offer of employment made pursuant to Section 7.3 hereof.

                                                               EXECUTION VERSION

            12.11 REMAINING CONTRACTS.

                  (a) Buyers acknowledge that Sellers will retain after the Closing certain Contracts, as set forth on Schedule 12.11 (each, an "EXCLUDED CONTRACT"), that obligate Sellers to supply MCK Products to the counterparties thereof. If after the Closing a Seller receives a purchase order for MCK Products under an Excluded Contract, then Seller shall propose to the counterparty that it purchase such MCK Products directly from Buyers rather than from Sellers under the Excluded Contract. If such counterparty rejects such proposal and elects to purchase MCK Products from Sellers under an Excluded Contract rather than directly from Buyers, then from time to time after the Closing, a Seller may purchase MCK Products from Buyers to satisfy such Seller's supply obligations under the Excluded Contracts. In order to facilitate Sellers' performance of their supply obligations under the Excluded Contracts, for a period of 120 days after the Closing Date Buyers shall sell to Sellers for such purpose any MCK Product; and thereafter Buyers shall use their respective best efforts to honor a Seller's purchase order for any MCK Product that Buyers manufacture or for which they maintain an unsold inventory at the time Seller's purchase order is received by Buyers. In addition, Buyers shall sell to Sellers a final order of any of the MCK Products ordered by Sellers no later than 120 days after the Closing Date for the sole purpose of establishing an inventory to meet Sellers' existing sales or support obligations under the Excluded Contracts or other contracts discovered by Sellers after Closing, except to the extent that such Excluded Contracts or other contracts are Post-Closing Assets. Buyers shall at its option hold such inventory purchased by Sellers until Sellers submit shipping orders for the inventory or Buyers shall ship the items to Sellers. Subject to the foregoing sentence, Buyers will sell MCK Products to Sellers at a price equal to the greater of (i) 125% of Buyers' standard cost for such product or (ii) the purchase price for the product set forth in the applicable Excluded Contract, on Buyers' standard terms and conditions of sale, through the term of the respective supply commitment under such Excluded Contracts as set forth on Schedule 12.11. Buyers will ship the MCK Products so purchased by a Seller in accordance with Seller's instructions, and at Seller's expense. In addition, Buyers shall sell to any Seller, at Buyers' standard rates then in effect, spare parts relating to the MCK Products, to the extent that Buyers have such spare parts available for sale, to permit any such Seller to satisfy its obligations under any of the Excluded Contracts to provide spare parts to the counterparty thereto.

                  (b) Buyers acknowledge Sellers intend to terminate certain of the Excluded Contracts as soon as practicable after the Closing. During the first 90 days after Closing, Sellers shall provide Buyers five business days' advance notice before delivering a termination notice to a counterparty under an Excluded Agreement. Upon reasonable request by Buyers received by Sellers within such five business day period, Sellers shall delay the delivery of such termination notice by not more than 10 business days in order to enable Buyers to determine whether such Excluded Asset should be treated as a Post-Closing Asset.

                  (c) For a period of one year after the Closing, Buyers shall provide Sellers 20 business days advance notice of a decision to discontinue the manufacture of

                                                               EXECUTION VERSION
any MCK Product. Buyers shall not discontinue the manufacture of any MCK Product during the first 120 days after the Closing Date.

                  (d) The MCK Products purchased by Sellers pursuant to this
Section 12.11 shall be subject to the standard product warranty offered by Buyers in respect of such products, provided that in no event shall such warranty expire before the date that is 15 months following the shipment date.

            12.12 CANADIAN TAX ELECTIONS. Promptly after the Closing, CITEL (Canada) and MCK-Canada shall enter into joint elections pursuant to Section 22 of the Income Tax Act (Canada) and Part IX of the Excise Tax Act (Canada). CITEL (Canada) and MCK-Canada, as applicable, shall file such elections with the applicable Tax Returns required to be filed for the reporting period in which the Closing occurs.

13. INDEMNIFICATION

            13.1 SELLERS' AGREEMENT TO INDEMNIFY. Subject to the limitations hereinafter set forth, each Seller jointly and severally, shall defend, indemnify and hold the Buyer Indemnified Parties harmless against and in respect of, and shall reimburse the Buyer Indemnified Parties for, any and all Liabilities arising from or in connection with (a) any breach of any representation or warranty made by a Seller in the Purchase Agreements and any other certificate, document or instrument delivered by a Seller pursuant thereto; (b) any breach of any covenant or obligation of a Seller in the Purchase Agreements and any other certificate, document or instrument delivered by a Seller pursuant thereto; (c) any noncompliance with any bulk sales or fraudulent transfer laws in respect of the transactions contemplated herein; (d) any liability under the WARN Act or any similar state or local law or regulation that may result from an "Employment Loss," as defined by 29 U.S.C. Sec. 2101(a)(6), or a loss of employment as defined under any similar state or local law, caused by any action of a Seller before or on the date of the Closing or by Buyers' decision not to hire former employees of a Seller; (e) any Employee Benefit Plan established or maintained by a Seller; (f) any Excluded Asset or Excluded Liability; or (g) the matters described on Schedule 5.7(e) and Schedule 5.17.

            13.2 BUYERS' AGREEMENT TO INDEMNIFY. Subject to the limitations hereinafter set forth, each Buyer, jointly and severally, shall defend, indemnify and hold the Seller Indemnified Parties harmless against and in respect of, and shall reimburse the Seller Indemnified Parties for, any and all Liabilities arising from or in connection with (a) any breach of any representation or warranty made by a Buyer in the Purchase Agreements and any other certificate, document or instrument delivered by a Buyer pursuant thereto;
(b) any breach of any covenant or obligation of a Buyer in the Purchase Agreements and any other certificate, document or instrument delivered by a Seller pursuant thereto; (c) any Assumed Liabilities, except as otherwise set forth in this Agreement; (d) any Liabilities relating to the conduct of the MCK Business after the Closing, other than Excluded Liabilities; or (e) any Tax incurred by the MCK Business with respect to activities occurring in any period after the Closing.

            13.3 INDEMNIFICATION PROCEDURE

                                                               EXECUTION VERSION

                  (a) The Indemnified Party shall give a Claim Notice of any Claim to the indemnifying party as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against an Indemnified Party of any claim by a third party (a "THIRD PARTY CLAIM"), within 30 days after the assertion of such Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 30 days after the discovery of facts upon which the Indemnified Party intends to base a Claim for indemnification pursuant to this Section 13; provided, however, that the failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in this Agreement on which the Claim is based.

                  (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 13.3(b)(ii) hereof shall govern.

                        (ii) The indemnifying party shall select counsel
            reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and
            (B) the Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could reasonably be expected to result in an adverse impact on the business, operations, assets, Liabilities, condition (financial or otherwise) or prospects of the Indemnified Party. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (c) (i) If the indemnifying party does not give written notice to the Indemnified Party within 30 days following receipt of the notice from the Indemnified Party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of Section 13.3(c)(ii) hereof shall govern.

                                                               EXECUTION VERSION

                        (ii) The Indemnified Party may, at the indemnifying
            party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate; provided, however, that the Indemnified Party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (d) The amount of any Liabilities shall be determined net of any amounts that the Indemnified Party recovers under insurance policies, indemnities (other than pursuant hereto), other reimbursement arrangements with respect to such Liabilities or any Tax benefits. Each party waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Liabilities.

            13.4 INDEMNIFICATION THRESHOLDS AND LIMITATIONS

                  (a) All representations, warranties, covenants, and obligations in this Agreement and the certificates and other instruments delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated herein, subject to Section 13.4(d). The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants, and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

                  (b) (i) Sellers shall have no liability with respect to
            claims under Section 13.1 until the total of all Liabilities with respect to such matters exceeds $75,000 (the "Liability Threshold"); provided, however, that once such Liabilities exceed the Liability Threshold, the Buyer Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Liabilities irrespective of the Liability Threshold. Claims under Section 13.1(b) through 13.1(g), matters arising in respect of Sections 5.4, 5.5, 5.7, 5.17, 5.18, 5.24 or Section 5A, and claims resulting from fraud or willful breach of a Seller's representations and warranties shall not be subject to the Liability Threshold.

                                                               EXECUTION VERSION

                        (ii) In no event shall the Buyer Indemnified Parties be
            entitled to recover more, in the aggregate, than $2,000,000 from Sellers (the "Liability Cap"); provided, however, that claims under Sections 5.7(a), 5.7(d), 5.7(e). 5.7(f), 5.24, 12.6, 13.1(c),
            13.1(f), and 13.1(g), and claims resulting from fraud or willful breach of a Seller's representations and warranties, shall not be subject to the Liability Cap. Notwithstanding anything herein to the contrary, Sellers shall have no liability with respect to the matters set forth on Schedule 13.4(b).

                  (c) (i) Buyers will have no liability with respect to claims under Section 13.2 until the total of all Liabilities with respect to such matters exceeds the Liability Threshold; provided, however, that once such Liabilities exceed the Liability Threshold, the Seller Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Liabilities irrespective of the Liability Threshold. Claims under clauses (b) through (e) of Section 13.2, matters arising in respect of Section 6.4 (Brokerage), any claims resulting from fraud or willful breach of a Buyer's representations and warranties shall not be subject to the Liability Threshold.

                        (ii) In no event shall the Seller Indemnified Parties be
            entitled to recover more, in the aggregate, than the amount of the Liability Cap from Buyers; provided, however, that claims under
            Section 13.2 relating to or arising from any Asset or any Assumed Liability after the Closing shall not be subject to the Liability Cap.

                  (d) (i) Sellers will have liability with respect to any breach of a representation or warranty (other than those in Sections 5.4, 5.5, 5.7, 5.17, 5.19, and Section 5A, as to which a claim may be made at any time), only if a Buyer notifies Parent of a Claim on or before the date upon which the outstanding principal and accrued and unpaid interest under the Note becomes due and payable; and

                        (ii) Buyers will have liability with respect to any
            breach of a representation or warranty (other than that set forth in Section 6.4, as to which a claim may be made at any time), only if a Seller notifies CITEL (U.S.) of a Claim on or before the date upon which the outstanding principal and accrued and unpaid interest under the Note becomes due and payable.

                  (e) Notwithstanding the foregoing, a party shall be entitled to equitable remedies (other than rescission) in connection with a breach by any other party of a covenant or obligation hereunder. The right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this Section 13 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach by such other party hereto of any representation, warranty, covenant or agreement contained in this Agreement.

            13.5 SETOFF RIGHT

                                                               EXECUTION VERSION

                  (a) Upon notice to Parent specifying in reasonable detail the basis therefor, either CITEL (U.K.) or CITEL (U.S.) may set off any amount to which any Buyer Indemnified Party may be entitled under this Section 13 against amounts otherwise payable under the Note, unless Parent, in good faith, reasonably believes that the Buyer Indemnified Party is not entitled to such indemnification and delivers a written objection to the Buyer Indemnified Party, which written objection must be delivered to the Buyer Indemnified Party within 15 business days of Parent's receipt of the notice from the Buyer Indemnified Party pursuant to this Section 13.5.

                  (b) Upon the Buyer Indemnified Party's receipt of such objection, the parties shall submit to arbitration the issue of the Buyer Indemnified Party's right to indemnification pursuant to Section 13.1 hereof in respect of such claim and, hence, the Buyer Indemnified Party's right of setoff with respect thereto pursuant to Section 13.5(a). The arbitration shall be administered by the American Arbitration Association under the Commercial Arbitration Rules, as modified by this Section 13.5(b) and any other instructions that the parties may agree upon at the time of such arbitration. There shall be one arbitrator selected by mutual agreement by the parties within 10 business days after the initiation of the arbitration proceeding or, if the parties are unable to agree on a single arbitrator, by the Independent Accountants within 10 business days thereafter. The parties shall be permitted to conduct reasonable (in terms of scope and time) discovery with respect to the substance and merits of the claim being arbitrated, but in no event shall the parties be permitted to undertake any discovery, in the sole discretion of the arbitrator, that could not reasonably be expected to yield relevant information with respect to such substance and merits; and the arbitrator shall have the power and authority to suspend, terminate and disallow any discovery undertaken or attempted in violation of this standard. The arbitrator shall render a reasoned determination (with findings of fact and conclusions of law) in the arbitration not later than 60 days after the initiation thereof. Each party shall bear its own fees and expenses with respect to the arbitration; provided, that the unsuccessful party in the arbitration, as determined by the arbitrator, shall pay the fees and expenses of the American Arbitration Association and the arbitrator. The forum for the arbitration shall be Boston, Massachusetts, and the governing law for the arbitration shall be the law of the State of New York, without reference to its conflicts of laws provisions. The arbitrator shall have power and authority only to authorize setoff of amounts payable under the Note in accordance with Section 13.5(a) if the arbitrator determines that the Buyer Indemnified Parties are entitled to indemnification hereunder with respect to the claim submitted to arbitration. The determination rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

                  (c) The exercise of such right of setoff by CITEL (U.K.) or CITEL (U.S.) in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Note. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit the Buyer Indemnified Parties in any manner in the enforcement of any other remedies that may be available to them.

                                                               EXECUTION VERSION

            13.6 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. THE INDEMNIFICATION PROVISIONS IN THIS SECTION 13 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR ESTABLISHES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

            13.7 NO CONSEQUENTIAL DAMAGES. No indemnifying party shall be liable or otherwise responsible to a Seller Indemnified Party or a Buyer Indemnified Party, as the case may be, for consequential, incidental or punitive damages or, in the case of Sellers, for diminution in value of an Asset (other than a diminution in value for which a Buyer Indemnified Party realizes a loss) or lost profits, that arise out of or relate to this Agreement or the performance or breach hereof or any Liability retained or assumed hereunder.

      14. [INTENTIONALLY OMITTED]

      15. OTHER PROVISIONS

            15.1 BENEFIT AND ASSIGNMENT. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any party without the prior written consent of the other parties. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            15.2 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein and therein. This Agreement may not be amended, supplemented or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

            15.3 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within that State, without reference to its conflict of laws rules. Each of the parties irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 15.4. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law or regulation or to obtain execution of judgment in any other jurisdiction.

            15.4 NOTICES. Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other

                                                               EXECUTION VERSION
address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

            To Sellers:

                      Verso Technologies, Inc.
                      400 Galleria Parkway, Suite 300
                      Atlanta, GA 30339
                      Attn: Juliet M. Reising
                      Facsimile: 678-589-3750

            Copy to (for information purposes only):

                      Rogers & Hardin LLP
                      229 Peachtree Street NE
                      2700 International Tower, Peachtree Center
                      Atlanta, GA 30303
                      Attn: Robert C. Hussle
                      Facsimile: 404-525-2224

            To Buyers:

                      CITEL Technologies, Inc.
                      1420 Fifth Avenue, Suite 1650
                      Seattle, WA 98101
                      Attn: Chief Financial Officer
                      Facsimile: 206-957-9275

                                                               EXECUTION VERSION

            Copies to (for information purposes only):

                      Stoel Rives LLP
                      36th Floor, One Union Square
                      Seattle, WA 98101
                      Attn: Christopher J. Voss
                      Facsimile: 206-386-7500

                      Fraser Milner Casgrain LLP
                      15th Floor, Grosvenor Building
                      1040 West Georgia Street
                      Vancouver, BC V6E 4M8
                      Canada
                      Attn: Blair Horn
                      Facsimile: 604-683-5214

            15.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile shall forthwith deliver an originally executed copy to the other party or parties.

            15.6 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms of this Agreement; provided, however, that (a) if such invalidity or unenforceability results in an inequity to a party to this Agreement, equitable adjustment will be made to the extent practicable, and (b) if such invalidity or unenforceability results (after any equitable adjustment that can be made pursuant to (a), above) in the failure of either party hereto to achieve any objective that was otherwise achievable and the achievement of which was a fundamental purpose of such party in entering into this Agreement, such party may decline to proceed with the transactions contemplated hereby if the Closing has not occurred.

            15.7 WAIVERS. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take

                                                               EXECUTION VERSION
further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            15.8 ENFORCEMENT OF AGREEMENT. The rights and remedies of the parties to this Agreement are cumulative and not alternative. The parties acknowledge and agree that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

            15.9 CONSTRUCTION AND INTERPRETATION. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Schedules and Exhibits refer to the Articles and Sections of, and Schedules and Exhibits to, this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The Schedules and Exhibits to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. The parties acknowledge that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Exhibit or Schedule attached hereto.

                                                               EXECUTION VERSION

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              BUYERS:

                              CITEL TECHNOLOGIES LIMITED

                              By: /s/ Michael Joseph Robinson
                                  --------------------------------------------
                              Title: Chief Executive Officer
                                     -----------------------------------------
                              CITEL TECHNOLOGIES LIMITED

                              By: /s/ Nicholas G. Gretton
                                  --------------------------------------------
                              Title: Secretary
                                     -----------------------------------------

                              CITEL TECHNOLOGIES, INC.

                              By: /s/ Nicholas G. Gretton
                                  --------------------------------------------
                              Title: Chief Executive Officer,
                                     President and Secretary
                                     -----------------------------------------
                              MCK CANADA OPERATIONS INC.

                              By: /s/ Nicholas G. Gretton
                                  --------------------------------------------
                              Title: Chief Financial Officer
                                     -----------------------------------------
                                                               EXECUTION VERSION

                              THE SELLERS:

                              MCK COMMUNICATIONS, INC. (NEVADA)

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------
                              Title:  Vice President
                                      ------------------------------------

                              MCK TELECOMMUNICATIONS INC. (CANADA)

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------

                              Title:  President
                                      ------------------------------------

                              MCK COMMUNICATIONS, INC. (DELAWARE)

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------

                              Title:  Vice President
                                      ------------------------------------

                              DIGITAL TECHNIQUES, INC.

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------

                              Title:  Vice President
                                      ------------------------------------

                              VERSO TECHNOLOGIES, INC.

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------

                              Title:  Executive Vice President and Chief
                                      ------------------------------------
                                      Financial Officer

                                                               EXECUTION VERSION